                                                                    EXHIBIT 10.2




                                      HOTEL

                              MANAGEMENT AGREEMENT

                                 By and Between



                        BARCLAY HOSPITALITY SERVICES INC.



                                       and



                      ALLIANCE HOSPITALITY MANAGEMENT, LLC











                                      Dated

                                  July 1, 2003



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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS..................................................................1
         Section 1.01.  Definitions.....................................................1

ARTICLE II  TERM OF AGREEMENT...........................................................9
         Section 2.01.  Term............................................................9

ARTICLE III  ENGAGEMENT OF MANAGER AND OPERATION OF THE HOTEL...........................9
         Section 3.01.  Engagement of Operator to Manage Hotel..........................9
         Section 3.02.  Contract Commencement Date......................................9
         Section 3.03.  Operator as Agent..............................................10
         Section 3.04.  Operator's Status..............................................10
         Section 3.05.  Representations by Operator; Engagement of Operator............11
         Section 3.06.  Standards of Operation.........................................11
         Section 3.07.  Reservations Services..........................................12
         Section 3.08.  Marketing......................................................12
         Section 3.09.  Consultations Between Lessee and Operator......................13
         Section 3.10.  Duties of Operator.............................................13
         Section 3.11.  Authority of Operator..........................................15
         Section 3.12.  Employees......................................................15
         Section 3.13.  Litigation.....................................................16
         Section 3.14.  Lessee's Right of Inspection and Review........................16

ARTICLE IV  INDEPENDENT CONTRACTOR.....................................................16
         Section 4.01.  Operator Status................................................16
         Section 4.02.  Employees......................................................16
         Section 4.03.  Reimbursement of Employee Expenses.............................17
         Section 4.04.  Employee Benefit Plans.........................................17
         Section 4.05.  Execution of Agreements........................................18

ARTICLE V  INDEMNIFICATION.............................................................18
         Section 5.01.  Indemnification by Operator....................................18
         Section 5.02.  Limitations on Indemnification.................................19
         Section 5.03.  Indemnification by Lessee......................................19
         Section 5.04.  Survival of Indemnity..........................................20
         Section 5.05.  Employment Claim...............................................20
         Section 5.06.  Environmental Matters..........................................20

ARTICLE VI  BUDGETS AND POLICY MEETINGS................................................21
         Section 6.01.  Budgets........................................................21
         Section 6.02.  Budget Meetings................................................22
         Section 6.03.  Approval by Lessee Required....................................22

ARTICLE VII  OPERATING EXPENSES........................................................22
         Section 7.01.  Payment of Operating Expenses..................................22
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         Section 7.02.  Operating Expenses Not an Obligation of Operator...............23

ARTICLE VIII  BANK ACCOUNTS............................................................23
         Section 8.01.  Bank Accounts..................................................23
         Section 8.02.  Authorized Signatures..........................................24
         Section 8.03.  Investment of Hotel Cash.......................................25
         Section 8.04.  Payroll........................................................25
         Section 8.05.  Security Deposits..............................................25

ARTICLE IX  BOOKS, RECORDS AND STATEMENTS..............................................25
         Section 9.01.  Books and Records..............................................25
         Section 9.02.  Statements.....................................................26
         Section 9.03.  Initial Accounting Records.....................................27

ARTICLE X  OPERATOR'S FEE AND TRANSFERS TO LESSEE......................................27
         Section 10.01.  Payment of Operator's Basic Fee...............................27
         Section 10.02.  Payment of Operator's Incentive Fee...........................27
         Section 10.03.  Distribution of Cash..........................................27
         Section 10.04.  Adjustments to Allocations....................................27
         Section 10.05.  Arbitration...................................................28
         Section 10.06.  Required Capital..............................................28

ARTICLE XI  REPAIRS AND MAINTENANCE....................................................28

ARTICLE XII  INSURANCE.................................................................29
         Section 12.01.  General.......................................................29
         Section 12.02.  Required Coverage.............................................29
         Section 12.03.  Employment Insurance..........................................29
         Section 12.04.  Approval of Companies and Cost by Owner and Lessee............29
         Section 12.05.  Maintenance of Coverages......................................30
         Section 12.06.  Waiver of Subrogation.........................................30
         Section 12.07.  Blanket Coverage and Self-Insurance...........................30
         Section 12.08.  Adequacy of Insurance.........................................30
         Section 12.09.  Exclusions....................................................30

ARTICLE XIII  PROPERTY TAXES, LOCAL TAXES, LEVIES AND OTHER ASSESSMENTS................31
         Section 13.01.  Property Taxes................................................31
         Section 13.02.  Lessee's Right to Contest.....................................31

ARTICLE XIV  DAMAGE OR DESTRUCTION - CONDEMNATION......................................31
         Section 14.01.  Damage........................................................31
         Section 14.02.  Condemnation..................................................31

ARTICLE XV  USE OF NAME................................................................31

ARTICLE XVI  OWNER'S RIGHT TO SELL.....................................................32
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                                       ii
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ARTICLE XVII  DEFAULT AND REMEDIES.....................................................32
         Section 17.01.  Events of Default- Remedies...................................32
         Section 17.02.  Rights Not Exclusive..........................................33

ARTICLE XVIII  NOTICES.................................................................34
         Section 18.01.  Notices.......................................................34

ARTICLE XIX  ASSIGNMENT................................................................35
         Section 19.01.  No Assignment by Operator.....................................35
         Section 19.02.  Assignment by Lessee..........................................36

ARTICLE XX  SUBORDINATION..............................................................38
         Section 20.01.  Subordination To First Mortgage...............................38
         Section 20.02.  Foreclosure...................................................38

ARTICLE XXI  TERMINATION...............................................................38
         Section 21.01.  Transition Procedures.........................................38
         Section 21.02.  Licenses......................................................38
         Section 21.03.  Leases, Concessions and Agreements............................38
         Section 21.04.  Books and Records.............................................39
         Section 21.05.  Remittance....................................................39
         Section 21.06.  Other Transfers and Deliveries................................39
         Section 21.07.  Confidential Information......................................39
         Section 21.08.  Employees of Hotels...........................................40
         Section 21.09.  Further Assurances............................................40

ARTICLE XXII  MISCELLANEOUS............................................................40
         Section 22.01.  Further Documentation.........................................40
         Section 22.02.  Captions......................................................40
         Section 22.03.  Successors and Assigns........................................40
         Section 22.04.  Competitive Market Area.......................................41
         Section 22.05.  Assumption of Post Termination Obligations....................41
         Section 22.06.  Entire Agreement..............................................41
         Section 22.07.  Governing Law.................................................41
         Section 22.08.  No Political Contributions....................................41
         Section 22.09.  Lessee Reimbursement Upon Certain Terminations................41
         Section 22.10.  Management of Other Hotels....................................42
         Section 22.11.  Rebate Transactions...........................................42
         Section 22.12.  Non-Recourse to Noble.........................................43
         Section 22.13.  No Third Party Beneficiaries..................................43
         Section 22.14.  Estoppel Certificate..........................................43
         Section 22.15.  Counterparts..................................................43
         Section 22.16.  Purchase of Furniture, Fixtures and Equipment.................43
         Section 22.17.  Requirement to Cooperate......................................43
         Section 22.18.  Document Retention Policy.....................................43
         Section 22.19.  Sarbanes-Oxley Act of 2002....................................43
         Section 22.20.  Contracts and Affiliates......................................43
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                                      iii

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         Section 22.21.  Special Provisions............................................44

         EXHIBIT A -- Hotels and Owners
         EXHIBIT B -- Franchise Agreements
         EXHIBIT C -- Intentionally Deleted
         EXHIBIT D -- REIT Hotels
         EXHIBIT E -- Insurance

                           HOTEL MANAGEMENT AGREEMENT

         This HOTEL MANAGEMENT AGREEMENT is made and entered into as of July 1, 2003, by and among BARCLAY HOSPITALITY SERVICES INC., a North Carolina corporation ("Lessee"), and Alliance Hospitality Management, LLC, a Georgia limited liability company ("Operator"), with reference to the following facts:

                                    RECITALS:

         A. Lessee leases from WINN Limited Partnership and its affiliates described on Exhibit A (each, an "Owner" and collectively, the "Owners") the hotel properties described in Exhibit A (each, a "Hotel" and collectively, the "Hotels") pursuant to one or more Lease Agreements (each, a "Lease");

         B. Lessee desires to engage Operator to operate and manage the Hotels in accordance with the terms of this Agreement;

         C. Operator desires to supply the services and to operate the Hotels in accordance with the terms of this Agreement;

         D. The parties desire that this Agreement represent an individual hotel management agreement for each Hotel described in Exhibit A, as it may be amended from time.

         NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations, agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lessee and Operator covenant and agree as follows:

                                      TERMS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Definitions.

         (a) As used herein, the following terms shall have the indicated meanings:

                  (1) "AAA" means the American Arbitration Association.

                  (2) "Accounting Period" shall mean each of twelve (12) accounting periods of one (1) calendar month occurring each Fiscal Year.

                  (3) "Affiliate" shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any person that owns, beneficially, directly or indirectly, ten percent (10%) or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by, or under common control with such person. For purposes of this definition, the term "control" means the power to direct or cause the direction of management and policies, through the ownership of voting rights, by contract or otherwise.

                  (4) "Agreement" shall mean this Hotel Management Agreement and all amendments, modifications, supplements, consolidations, extensions and revisions to this Hotel Management Agreement approved by Lessee and Operator.

                  (5) "Annual Business Plan" means the detailed annual business plan for the operation of the Hotel for each Fiscal Year prepared by Operator pursuant to Section 3.10(l) of this Agreement.

                  (6) "Approved Budget" shall mean the Hotel Operating Budget prepared annually by Operator, and pursuant to Section 6.01 of this Agreement, approved in writing by Lessee.

                  (7) "Books and Records" shall have the meaning set for in
Section 9.01(a).

                  (8) "Code" shall have the meaning set forth in Section 3.04.

                  (9) "Concentration Account" shall have the meaning set forth in Section 8.01(b).

                  (10) "Contract Commencement Date" means the date hereof in the case of the Hotels listed on Exhibit A and a date agreed upon by the parties in the case of other Hotels.

                  (11) "CPI" shall mean the Consumer Price Index - Seasonably Adjusted U.S. City Average for All Items for All Wage Earners and Clerical Earners (1982-1984 = 100), published monthly in the Monthly Labor Review by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI-W"). If the CPI-W is discontinued, CPI shall mean the Consumer Price Index
- Seasonably Adjusted U.S. City Average for All Items for All Urban Consumers (1982 - 1984 = 100) (the "CPI-U"). If both the CPI-W and CPI-U are discontinued, comparable statistics on the purchasing power of the consumer dollar published the Bureau of Labor Statistics or any other agency of the United States government shall be used.

                  (12) "Deposit Account" shall have the meaning set forth in
Section 8.01(a).

                  (13) "Disbursement Account" shall have the meaning set forth in Section 8.01(c).

                  (14) "Employment Claim" shall mean set forth in Section 5.05.

                  (15) "Employment Laws" shall have the meaning set forth in
Section 4.02(c).

                  (16) "Environmental Activity" shall have the meaning set forth in Section 5.06(a).

                  (17) "Environmental Laws" shall mean: (i) the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), as amended; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended; (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. Sections 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. Sections 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. Sections 1251 et seq.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sections 136 et seq.), as amended; (ix) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.), as amended; (x) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (ix) of this definition;
(xi) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or to implement the statutes, laws, ordinances and amendments listed in parts (i) - (x) of this definition; and (xii) any other law, statute, ordinance, amendment, rule, regulation, or order relating to environmental matters or Hazardous Materials.

                  (18) "Environmental Activity" shall mean any past, present or future storage, holding, existence, release, threatened release, emission, discharge, generation, processing, use, abatement, disposition, handling, transportation or reporting of any Hazardous Substance in violation of any applicable Environmental Laws at, from, under, into or on the Hotel, or otherwise relating to the Hotel or the current or former ownership, use, operation or occupancy thereof, or the threat of any such activity.

                  (19) "Event(s) of Default" shall mean one or more of the events or occurrences listed in Section 17.01 of this Agreement.

                  (20) "FF&E" means all furniture, furnishings, equipment, fixtures, apparatus and other personal property used in, or held in storage for use in, the operation of the Hotel, other than Operating Equipment, Operating Supplies and fixtures attached to and forming part of the Hotel.

                  (21) "First Mortgage" shall mean collectively any mortgage or deed of trust hereafter, from time to time, encumbering in a first lien position all or any portion of a Property, together with all other instruments evidencing or securing payment of the indebtedness secured by such mortgage or deed of trust and all amendments, modifications, supplements, extensions, and revisions of such mortgage, deed of trust and other instruments.

                  (22) "Fiscal Year" shall mean the twelve (12) month calendar year ending December 31, except that the first Fiscal Year and the last Fiscal Year of the term of this Agreement may not be full calendar years.

                  (23) "Franchisors" shall mean the franchisors under the Franchisor Agreements.

                  (24) "Franchisor Agreements" shall mean the franchise license agreements held by Lessee with respect to each of the Hotels as set forth in Exhibit B as it may be amended from time to time.

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                  (25) "Gross Hotel Income" shall mean all income and proceeds of sales of every kind (whether in cash or on credit and computed on an accrual basis) received by Operator for the use, occupancy or enjoyment of the Hotel or for the sale of any goods, services or other items sold on or provided from the Hotel in the ordinary course of the Hotel operation including, without limitation, all income received from tenants, transient guests, lessees (other than communications equipment lessees or service providers), licensees and concessionaires and other services to the Hotel guests, and the proceeds from business interruption insurance, but excluding the following: (i) any excise, sales or use taxes or similar government charges collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes; (ii) receipts from condemnation awards or sales in lieu of or under threat of condemnation; (iii) proceeds of insurance (other than business interruption insurance); (iv) other allowances and deductions as provided by the Uniform System in determining the sum contemplated by this definition, by whatever name, it may be called; (v) adjustments made pursuant to Section 10.04; (vi) proceeds of sales whether dispositions of capital assets, furniture and equipment or operating equipment (other than sales of inventory in the ordinary course of business); (vii) gross receipts received by lessees, licensees or concessionaires of the Hotel; (viii) consideration received at the Hotel for hotel accommodations, goods and services to be provided at other hotels although arranged by, for or on behalf of, Operator; (ix) gratuities collected for the benefit of employees; (x) proceeds of any financing; (xi) working capital provided by Lessee; (xii) any funds provided by Lessee to Operator whether for Operating Expenses or otherwise; and (xiii) other income or proceeds resulting other than from the use or occupancy of the Hotel, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Hotel in the ordinary course of business.

                  (26) "Gross Operating Loss" shall mean for any Accounting Period the amount by which Operating Expenses exceed Gross Hotel Income.

                  (27) "Gross Operating Profit" shall mean Gross Hotel Income less Operating Expenses.

                  (28) "Group Services" means services provided to all Hotels.

                  (29) "Hazardous Substance" shall mean any chemical, substance, waste, material, equipment or fixture defined as or deemed hazardous, toxic, a pollutant, a containment, or otherwise regulated under any Environmental Law, including, but not limited to, petroleum and petroleum products, waste oil, halogenated and non-halogenated solvents, PCBs, and asbestos and asbestos containing materials.

                  (30) "Holder" shall mean the holder of any First Mortgage and the indebtedness secured thereby, and such holder's successors and assigns.

                  (31) "Hotel Capital Budget" shall mean the budget relating to capital expenditures at a Hotel which shall be prepared and administered by Owner as described in Section 6.01.

                  (32) "Hotel Operating Budget" shall mean the operating budget relating to the operation of a Hotel for each Fiscal Year prepared by Operator and submitted to Lessee for approval pursuant to Section 6.01.

                  (33) "Hotel Operating Equipment" shall mean linens, chinaware, glassware, uniforms, utensils and other items of similar nature as Operator shall reasonably determine to be appropriate.

                  (34) "Hotel Operating Supplies" shall mean the initial inventories of paper supplies, cleaning materials and similar consumable items.

                  (35) "Hotel Standards" shall mean the standards established by the respective Franchisors of the Hotels from time to time.

                  (36) "Hotels" shall mean the hotel properties described in Exhibit A hereto, as it may be amended from time to time by mutual agreement of Lessee and Operator to add hotel properties or to delete hotel properties as a result of termination of this Agreement with respect to one or more hotel properties pursuant to the termination provisions set forth in Section 2.01 of this Agreement. "Hotel" shall mean any hotel set forth on Exhibit A as it may be amended from time to time.

                  (37) "Independent CPA" shall mean the firm of independent public accountants having hotel experience which is selected by Lessee from time to time.

                  (38) "Land" shall mean the real property described in Exhibit A to the Lease.

                  (39) "Lease" shall mean collectively the leases between Barclay Hospitality Services Inc. and WINN Limited Partnership and those between Winston SPE LLC and Barclay Hospitality Services Inc., all acquired by Lessee pursuant to a Leasehold Acquisition Agreement, dated as of June 28, 2002 from Capstar Winston Company, LLC together with the leases acquired by Lessee from Bristol W Tenant Company with respect to the Hampton Inn in Las Vegas and the Hilton Garden Inn in Windsor, Connecticut.

                  (40) "Lessee" shall mean Barclay Hospitality Services Inc., a North Carolina corporation and its successors and assigns.

                  (41) "Marketing Plan" shall mean the marketing plan prepared by Operator and approved by Lessee for each Hotel for each Fiscal Year pursuant to Section 3.04(b).

                  (42) "Noble" shall mean Noble Investment Group, Ltd., a North Carolina corporation, or any successor in interest thereto.

                  (43) "Operating Expenses" shall mean all reasonable costs and expenses of maintaining, conducting and supervising the operation of the Property, subject to the limitations set forth in an Approved Budget, incurred pursuant to this Agreement or as otherwise specifically provided herein which are properly attributable to the period under consideration under Lessee's system of accounting, including without limitation:

                           (i) the cost of all food and beverages sold or
consumed and of all Hotel Operating Equipment and Hotel Operating Supplies;

                           (ii) salaries and wages of Hotel personnel, including
costs of payroll taxes and employee benefits and all other expenses not otherwise specifically referred to in this Section which are referred to as "Administrative and General Expenses" in the Uniform System. Except as herein otherwise expressly provided with respect to employees regularly employed at the Hotel, the salaries or wages of other employees or executives of Operator, or any Affiliate shall in no event be Operating Expenses;

                           (iii) the cost of all other goods and services
obtained by Operator in connection with its operation of the Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment and such other equipment as Owner shall designate;

                           (iv) the cost of repairs to and maintenance of the
Property to keep the Property in good condition;

                           (v) insurance premiums for all insurance maintained
by Lessee or Operator as provided in Article XII with respect to the Property, including without limitation, property damage insurance, public liability insurance, workers' compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claim, liabilities and losses arising from the use and operation of the Hotel and losses incurred with respect to deductibles applicable to the foregoing types of insurance;

                           (vi) all taxes, assessments and other charges (other
than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Operator or Lessee with respect to the operation of the Hotel and water and sewer charges;

                           (vii) legal fees;

                           (viii) the costs and expenses of technical
consultants and specialized operational experts for specialized services in connection with non- recurring work on operational, functional, decorating, design or construction problems and activities, including the reasonable fees of Operator or any Affiliate in connection therewith, provided that such employment of Operator or such Affiliate is approved in advance by Lessee;

                           (ix) all expenses for marketing the Hotel, including
all expenses of advertising, sales promotion and public relations activities;

                           (x) the Operator's Expenses;

                           (xi) the Operator's Basic Fee;

                           (xii) ad valorem taxes, personal property taxes,
utility taxes and other taxes (as those terms are defined in the Uniform System) and municipal, county and state license and permit fees;

                           (xiii) all fees, assessments and charges due and
payable under the franchise license agreement for the Hotel;

                           (xiv) reasonable reserves for uncollectible accounts
receivable;

                           (xv) credit card fees, travel agent commissions and
other third party reservation fees and charges;

                           (xvi) all parking charges and other expenses
associated with revenues received by the Hotels related to parking operations, including valet services; and

                           (xvii) common expenses charges.

Operating Expenses shall not include (a) depreciation and amortization except as otherwise provided in this Agreement; (b) the cost of any other things specified herein to be done or provided at Lessee's or Operator's sole expense; (c) debt service on any Mortgage; (d) any Operator's Incentive Fee; (e) capital repairs and other expenditures which are normally treated as capital expenditures under the Uniform System or generally accepted accounting principles; (f) other recurring or non-recurring ownership costs such as partnership administration and costs of changes to business and liquor licenses.

                  (44) "Operating Term" shall mean, with respect to any Hotel, the term of this Agreement as set forth in Section 2.01.

                  (45) "Operator" shall mean Alliance Hospitality Management LLC, a [Georgia] limited liability company.

                  (46) "Operator Centralized Services" shall have the meaning set forth in Section 21.12.

                  (47) "Operator Indemnitees" shall have the meaning set forth in Section 17.1 of this Agreement.

                  (48) "Operator Investment" shall mean the required investment (capital contribution) in Operator under the Operating Agreement for Alliance Hospitality Management LLC

                  (49) "Operator Paid Amounts" shall have the meaning set forth in Section 8.01(c).

                  (50) "Operator's Basic Fee" shall mean a fee to equal to two and one-quarter percent (2.25%) of Gross Hotel Income for each Fiscal Year of the Operating Term, which is payable and subject to adjustment as set forth in
Section 10.01.

                  (51) "Operator's Expenses" shall mean the out-of-pocket expenses and disbursements which are reasonably and necessarily incurred by Operator in the performance of its obligations under this Agreement, all of which expenses shall have been set forth in the Approved Budget. Operator's Expenses may include reasonable travel, business entertainment, telephone, telegram, postage, air express and other incidental expenses, but shall not include, except as herein otherwise expressly provided, the salaries and wages of employees or executives of Operator or of any Affiliate performing services or work in connection with the operation of a Hotel; provided that traveling and other direct expenses incurred by them in connection with the management of a Hotel, including living expenses incurred during travel, shall be considered Operator's Expenses to the extent that they have been identified by category and included in the Approved Budget.

                  (52) "Operator's Incentive Fee" shall mean a fee to be established by agreement between Operator and Lessee pursuant to Section 10.02.

                  (53) "Owners" shall mean the entities described on Exhibit A as it may be amended from time to time as the owners of the Hotels. "Owner" shall mean any entity described on Exhibit A as it may be amended from time to time.

                  (54) "Owner Indemnitees" shall have the meaning set forth in
Section 17.2 of this Agreement.

                  (55) "Property" shall mean the Land, the Hotels, all real and personal property now or hereafter situated upon the Land and all appurtenant rights and easements thereto.

                  (56) "Rebates" shall have the meaning set forth in Section 21.11.

                  (57) "REIT" shall mean Winston Hotels, Inc. and its successors and assigns.

                  (58) "REIT Hotels" shall mean, initially, the hotels owned by Affiliates of the REIT which will be managed by Operator effective on or about July 1, 2003, as set forth on Exhibit D and any additional hotels owned by the REIT or its Affiliates and managed by Operator from time to time in the future.

                  (59) "Sale of a Hotel" shall have the meaning set forth in
Article XVI.

                  (60) "Space Lease" shall mean any lease for space at a Hotel.

                  (61) "Termination Date" shall mean the date that this Agreement terminates, whether pursuant to the expiration of the term or otherwise.

                  (62) "Termination Fee" shall have the meaning set forth in
Section 22.09 of this Agreement.

                  (63) "Uniform System" shall mean the "Uniform System of Accounts for Hotels" (9th Revised Edition, 1996), as published by the American Hotel and Motel Association, as it may be amended from time to time, with such exceptions as may be required by the provisions of this Agreement (including without limitation the definitions of Gross Hotel Income, Gross Operating Profit and Operating Expenses).

                  (64) "Unrelated Person" shall have the meaning set forth in
Section 22.11.

         (b) Terms with initial capital letters which appear within the foregoing definitions are defined in this Article I or as indicated in this Agreement.

                                   ARTICLE II

                                TERM OF AGREEMENT

Section 2.01. Term.

         (a) The term of this Agreement (the "Operating Term") shall commence at 12:01 AM on the Contract Commencement Date and shall terminate at 11:59 PM on June 30, 2008, subject to earlier termination as to one or more Hotels at any time as set forth below.

         (b) This Agreement may be terminated by Lessee without a fee (except the Termination Fee, if applicable) as to one or more Hotels at any time and from time to time by delivery of written notice to Operator not less than ninety
(90) days prior to the effective date of termination which notice shall set forth (i) the effective date of termination, and (ii) the Hotel or Hotels with respect to which this Agreement is being terminated. Termination by Lessee pursuant to this Section 2.01(b) shall be subject to the provisions of Section
22.09 of this Agreement. Subject to the provisions of 22.21(g), this Agreement may be terminated by Operator at any time by delivery of written notice to the Lessee not less than six (6) months prior to the effective date of termination which notice shall set forth the effective date of termination. Notwithstanding the foregoing, in the event Lessee (i) transfers its rights under this Agreement to an entity that is not an Affiliate of Lessee or (ii) a change of control whereby a current Affiliate no longer controls Lessee, then Operator shall have the right to terminate this Agreement upon thirty (30) days written notice to Lessee.

                                  ARTICLE III

                ENGAGEMENT OF MANAGER AND OPERATION OF THE HOTEL

Section 3.01. Engagement of Operator to Manage Hotel. Lessee hereby grants to Operator the sole and exclusive right, and hereby appoints Operator as Lessee's sole and exclusive agent, subject to the terms of this Agreement, to operate, direct, manage and supervise the Hotels without interference from Lessee, and Operator hereby undertakes and agrees to perform, as the agent of and for the account of Lessee, all of the services required hereunder and to comply with all of the provisions of this Agreement.

Section 3.02. Contract Commencement Date. Subject to the provisions contained in
Article IV below, Operator shall assume operation, direction, management and supervision of each Hotel at 12:01 A.M. on the Contract Commencement Date.

Section 3.03. Operator as Agent. Operator, and all employees of Operator working at each Hotel, shall act solely on behalf of and as agent for Lessee and not on its own behalf. All employees working at a Hotel shall be employees of Operator and Operator shall have no authority to hire employees for Lessee. Nothing contained in this Agreement shall be construed as creating, between the parties hereto or with any third party, a partnership, joint venture or any relationship other than agency. Any and all debts, obligations and other liabilities incurred by Operator in connection with a Hotel, shall be incurred on behalf of Lessee, and Operator shall not be liable for payment therefor; provided, Operator and its employees and agents shall not incur debts or other liabilities on behalf of Lessor unless the same are (i) reasonable, (ii) necessary or reasonably prudent for operation of a Hotel, or (iii) within the approved Operating Budget or otherwise specifically approved in writing by Lessee.

Section 3.04. Operator's Status. From the Contract Commencement Date to the Termination Date, Operator shall qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Internal Revenue Code of 1986, as amended (the "Code"). To that end, Operator shall satisfy the following requirements:

         (a) Operator shall not permit wagering activities to be conducted at or in connection with a Hotel by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with a Hotel;

         (b) Operator shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than 35% of the shares of Winston Hotels, Inc. ("Winston");

         (c) No more than 35% of the ownership interest in Operator's assets or net profits shall be owned, directly or indirectly, by one or more persons owning 35% or more of the outstanding stock of Winston; and

         (d) Operator shall be (or shall, within the definition of Section 856(d)(9)(F), be related to a person ("Related Company") that is) actively engaged in the trade or business of operating "qualified lodging facilities" (defined below) for a person who is not a "related person" within the meaning of
Section 856(d)(9)(F) of the Code with respect to Winston or Lessee ("Unrelated Persons"). In order to meet this requirement, Operator agrees that it (or any related person) (i) shall derive at least 10% of both its revenue and profit from operating "qualified lodging facilities" for Unrelated Persons and (ii) shall comply with any regulations or other administrative guidance under Section 856(d)(9) of the Code with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" with the meaning of such Code Section. Operator shall notify Lessee immediately if an event occurs (for example, if Operator receives a notice of a sale of a "qualified lodging facility") that would cause or would be likely to cause it or any Related Company to cease operating any "qualified lodging facility" for any Unrelated Persons that it or any Related Company operates as of the date of this Agreement. Operator shall report quarterly to Lessee (i) the percentage of Lessee's and its Related Company's revenue and profit derived from operating "qualified lodging facilities" for Unrelated Persons and (ii) the number of "qualified lodging facilities" it and its Related Company operates for Unrelated Persons. As of the date of this Agreement, the Related Company is Noble.

         (e) A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "lodging facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "lodging facility" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to Winston.

         (f) Operator shall not sublet a Hotel or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

Section 3.05. Representations by Operator; Engagement of Operator. Operator hereby represents that Operator (i) is experienced and capable and will remain experienced and capable in the management and operation of hotels throughout the United States and (ii) has reviewed and understands the terms and provisions of the Lease and the Franchisor Agreements and the Hotel Standards. In reliance on the foregoing representations, Lessee hereby engages Operator to manage and operate the Hotels during the Operating Term and Operator agrees to manage and operate the Hotels during the Operating Term, in accordance with this Agreement. Lessee and Operator acknowledge that it is the intention of the parties that the Hotels be operated in a profitable manner in accordance with the Hotel Operating Budget and the Hotel Capital Budget.

Section 3.06. Standards of Operation. Operator agrees to diligently and efficiently operate each Hotel and all of its facilities and activities (i) at all times substantially in accordance with the Hotel Standards; (ii) substantially consistent with the terms of the Lease and Lessee's obligations thereunder; (iii) in the manner set forth in Section 3.10(i); (iv) in compliance with this Agreement, and in material compliance with all easements, covenants and restrictions affecting the Property and all applicable governmental laws rules, regulations, ordinances, orders and requirements; (v) in accordance with the terms and conditions of any financing; and (vi) in accordance with the requirements of any carrier having insurance on the Hotels or any part thereof. Operator shall also obtain and keep in force any and all licenses or permits necessary for the operation of the Hotels (provided that liquor licenses shall be obtained and held in Operator's name unless not allowed by law, in which case they will be in the name of Lessee). The cost of obtaining and keeping in force any such licenses or permits (including the liquor license, if any) and in complying with governmental laws, rules, regulations, ordinances, orders and requirements shall be Operating Expenses. Notwithstanding any other provision of this Agreement to the contrary, Operator's obligations with respect to the Lease (and any amendments thereto), any ground lease, any franchise agreement with respect to which Operator is expected to comply and the Hotel Standards mandated thereunder, and to any such financing (collectively, "Major Agreements") shall be conditioned upon (i) true and complete copies of the relevant provisions thereof have been delivered to Operator sufficiently in advance to allow Operator to perform such obligations and (ii) the provisions thereof and/or compliance with such provisions by Operator (1) being applicable to the day-to-day operation, maintenance and non-capital repair and replacement of the Hotel or any portion thereof, (2) not requiring contribution of capital or payments of Operator's own funds, (3) not materially increasing Operator's obligations hereunder or materially decreasing Operator's other rights hereunder, (4) not limiting or purporting to limit any corporate activity or transaction with respect to Operator or its Affiliates or any other activity, transfer, transaction, property or other matter involving Operator or its Affiliates other than at the site of the Hotel, and (5) otherwise being within the scope of Operator's duties under this Agreement. Lessee acknowledges and agrees, without limiting the foregoing, that any failure of Operator or the Hotel to comply with the provisions of Major Agreements arising out of (A) construction activities at the Hotel, (B) inherent limitations in the design and/or construction of, location of and/or parking at the Hotel and/or (C) Lessee's written instructions to Operator, shall not be deemed a breach by Operator of its obligations under this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Operator shall not be in breach of any obligation which it may otherwise have under this Agreement so long as Operator is acting in accordance with the Approved Budget and Operator's failure to perform such obligation results from Lessee's failure to provide adequate funding in accordance with the terms of this Agreement.

Section 3.07. Reservations Services. Operator shall sell, represent and promote the Hotels through the respective Franchisors' sales and reservations systems and will encourage the use of the Hotels by all recognized sources of hotel business.

Section 3.08. Marketing. Forty-five (45) days prior to the beginning of each Fiscal Year and in conjunction with preparation of the Hotel Operating Budget for the forthcoming Fiscal Year, Operator shall deliver to Lessee a proposed marketing plan for each Hotel for such Fiscal Year which shall be consistent with the Hotel Operating Budget. Operator shall review the marketing plan with Lessee and upon Lessee's written approval it shall represent the approved marketing plan (the "Marketing Plan") for the succeeding Fiscal Year and shall be implemented by Operator. The sums expended for advertising and marketing each Fiscal Year shall be an Operating Expense to the extent they are (i) set forth in the Approved Budget and the Marketing Plan for such Fiscal Year and (ii) actually expended for advertising or marketing the Hotel either exclusively or in conjunction with the advertising or marketing of the Franchisor.

(a) Operator shall arrange, contract for and carry out such advertising and promotion of a Hotel, as Operator shall deem advisable and consistent with the Approved Budget. Funds for advertising and promotion of a Hotel may be expended exclusively for or with respect to a Hotel or in conjunction with the advertising or promotion of other properties managed by Operator, and in either case may be administered at or through Operator's regional or home office. Operator will make every effort to ensure that the Hotels shall receive an equitable share of the benefit of the cooperative advertising and promotion reasonably commensurate with its contribution to the costs thereof. The costs thereof shall be equitably allocated by Operator between the Hotels and other participating hotels. Upon Lessee's request, Operator shall provide reasonable documentation to support such allocations.

         (b) Operator, in its discretion, may cause the Hotel to participate in sales and promotional campaigns and activities involving complimentary rooms, food and beverages where such is customary in the travel industry or in the Operator's practice and policy.

Section 3.09. Consultations Between Lessee and Operator. When requested by Lessee, Operator shall, from time to time, render advice and assistance to Lessee and Owner in the negotiation and prosecution of all claims for the reduction of real estate or other taxes or assessments affecting a Hotel and for any award for taking by condemnation or eminent domain affecting a Hotel.

Section 3.10. Duties of Operator. On and after the Contract Commencement Date, the Operator shall (i) direct, supervise, manage and operate the Hotels in all aspects in an efficient and economical manner consistent with hotels of a comparable size, class and level of service having similar facilities and (ii) determine and administer the programs and policies to be followed in connection therewith, all in accordance with the provisions of this Agreement, on the condition that Operator shall not be obligated to advance any of its own funds in connection with such duties. Without limiting the generality of the foregoing, Operator shall perform each of the following functions:

         (a) Recruit, employ, relocate, pay, supervise and discharge all employees and personnel necessary for the operation of the Hotels (included in the foregoing shall be the determination of all personnel policies).

         (b) Establish all prices, rates and charges for guest rooms, meeting rooms, commercial space (including all stores, office space and lobby space), food, beverage, and other salable or rentable items comprising the Hotels and their business.

         (c) Negotiate and enter into, on behalf of Lessee, service contracts required in the ordinary course of business in operating the Hotels including, without limitation, contracts for electricity, gas, telephone, cable, cleaning, vermin extermination, elevator and boiler maintenance, and other services which Operator deems advisable, on the condition that Operator shall not enter into any service contract contemplated by this subsection that is not cancelable by Lessee on a maximum of thirty (30) days prior notice and no penalty without the prior written consent of Lessee, which consent shall not be unreasonably withheld.

         (d) Negotiate and enter into, on behalf of Lessee, concession agreements, leases, licenses and similar contracts for use by concessionaires, tenants, licensees and other intended users of the facilities at the Hotels, on the condition that Operator shall not enter into any agreement, lease, license or contract contemplated by this subsection that is not cancelable by Lessee on a maximum of thirty (30) days prior written notice and no penalty without the prior written consent of Lessee, which consent shall not be unreasonably withheld.

         (e) To the extent within the control of Operator, obtain and keep in full force and effect, either in its own name on behalf of Lessee or in Lessee's name, as may be required by applicable laws, any and all new, renewal and additional licenses and permits necessary to enable Operator to operate the Hotels in accordance with applicable laws including, without limitation, those licenses and permits necessary for the sale of alcoholic beverages to be consumed on premises or sold in unopened containers at (i) the Hotels, (ii) any restaurant and lounge located within the Hotels, and (iii) any other usual and customary locations where alcoholic beverages are sold within the Hotels.

         (f) Accord rooms to persons to whom such privileges are customarily accorded in the industry, including, without limitation, (i) employees of Operator's parent company, pursuant to its personnel policies and subject to space availability, and (ii) such employees of Lessee as Lessee may from time to time designate.

         (g) Establish and revise, as necessary, administrative policies and procedures including, without limitation, policies and procedures for the control of revenue and expenditures, for the purchase of Operating Equipment, Operating Supplies and services, for the control of credit, and for the scheduling of maintenance.

         (h) Procure, or arrange for the procurement of, as agent for Lessee, all replacement Operating Equipment and Operating Supplies necessary to maintain and operate the Hotels properly in the ordinary course of business.

         (i) Make or install, or cause to be made or installed, in the name of Lessee, all normal capital repairs, decorations, renewals, revisions, alterations, rebuilds, replacements, additions, and improvements in and to the Hotels buildings and FF&E, in the ordinary course of business, that Operator deems necessary or appropriate for the proper operation and maintenance of the Hotels, on the condition that such items are contemplated by the Annual Business Plan for such Fiscal Year in which such action is taken.

         (j) Arrange and contract for all advertising and promotion of the Hotel which Operator in its reasonable discretion deems necessary or appropriate for the operation of the Hotel.

         (k) Open and maintain the Disbursement Account as required by this Agreement.

         (l) Prepare and deliver to Lessee the Annual Business Plans and Financial Statements, and such other information as required by this Agreement.

         (m) Plan, execute and supervise repairs and maintenance at the Hotels, but all related capital expenditures in the aggregate in excess of $500 may be implemented by Lessee.

         (n) Provide the Group Services.

         (o) Procure and maintain insurance in accordance with Article XII.

         (p) Keep Lessee advised as to all major policy matters affecting the Hotels or a Hotel.

         (q) To the extent within the control of Operator, operate the Hotels in compliance with any applicable Franchisor Agreements and any applicable Mortgages. Operator shall notify Lessee within five (5) business days of any notice of violations of any applicable Franchisor Agreements or any applicable Mortgages received by Operator.

         (r) Conduct such other operations from time to time as may be required under this Agreement.

                  All expenditures and obligations undertaken by Operator in performing these functions, including without limitation (a), (b), (c), (d),
(e), (f), (h), (i), (j), (m), (o), and (q), shall be within the approved Operating Budget unless otherwise approved in writing by Lessee.

Section 3.11. Authority of Operator. Except as otherwise specifically set forth in this Agreement, (i) the management and operation of the Hotel shall be under the exclusive supervision and control of Operator which shall be responsible for the proper and efficient operation of the Hotels, and (ii) Operator shall have reasonable discretion and control, free from unreasonable interference, interruption or disturbance, in all matters relating to management and operation of the Hotels.

Section 3.12.     Employees.

         (a) Except as otherwise set forth in this Agreement, Operator shall have complete discretion and control over all personnel matters at the Hotels including, without limitation, decisions regarding hiring, promoting, transferring, compensating, supervising, terminating, directing and training all employees at the Hotels, and, generally, establishing and maintaining all policies relating to employment. All such personnel matters shall be handled in a manner consistent with the Annual Business Plan and approved Operating Budget. Lessee shall not directly exercise any authority over or interfere with any personnel employed at the Hotels except that Operator shall not hire or fire any regional general manager, general manager, director of sales or marketing, or chief engineer (or in each case equivalent employees) without the prior consent of Lessee, which consent shall not be unreasonably withheld. (b) Lessee shall reimburse Operator for the monthly salary, payroll taxes and fringe benefits under the Operator's Benefit Plans of all personnel employed by Operator and located full time at the Hotels. Lessee acknowledges that it has reviewed and approved Operator's Benefit Plans. Lessee shall also reimburse Operator for all out-of-pocket costs and expenses incurred when the general manager and/or department heads of the Hotels attend meetings, functions, training sessions or conventions deemed advisable by Operator including, without limitation, travel, program and materials costs.

         (c) Since the general manager of a Hotel (and, if consent has been given by Lessee, other employees of a Hotel) may need to reside temporarily at the Hotels and be available full-time to perform properly the duties of his employment, he may receive at Operator's discretion, and in accordance with Operator's personnel policies, free of charge and in addition to his salary, free room and board and reimbursement for any expenses which he may reasonably incur in the performance of his duties. The general manager shall not, without the prior consent of Lessee, have any supervisory or other authority over another hotel, property or other matter.

         (d) Lessee agrees that it shall not directly or indirectly hire, employ, retain, contract or in any manner become associated with, any present or previous employee of Operator who served as general manager, assistant general manager, controller or director of sales and marketing at a Hotel or Operator's corporate level employees at any time for a period of one year following termination of this Agreement.

Section 3.13. Litigation. Without Lessee's prior written consent, Operator may initiate, settle or otherwise dispose of litigation relating to a Hotel where the claim asserted is less than or equal to $5,000. Operator shall not initiate, settle or otherwise dispose of litigation relating to a Hotel in excess of $5,000 per claim payable by Lessee without Lessee's prior written consent. Notwithstanding the foregoing, nothing shall limit Operator's ability to defend, settle or otherwise dispose of litigation against Operator in its individual capacity and not as an agent of Lessee.

Section 3.14. Lessee's Right of Inspection and Review. Operator shall permit Lessee and its duly authorized agents and representatives, upon reasonable notice, the right to enter upon any part of a Hotel at all reasonable times for the purpose of examining or inspecting a Hotel, its records, or operation or any other purpose which Lessee, in its reasonable discretion, shall deem advisable.

                                   ARTICLE IV

                             INDEPENDENT CONTRACTOR

Section 4.01. Operator Status. In the performance of its duties in the administration, management and operation of the Hotels, Operator shall act solely as an independent contractor. Nothing herein shall constitute or be construed to be or create a partnership or joint venture between Lessee and Operator, or be construed to create a lease by Operator of the Hotels or its facilities. It is expressly covenanted that this Agreement is no more than an agreement for the rendering of services by Operator on behalf of Lessee in the operation and management of the Hotels only.

Section 4.02. Employees.

         (a) Each Hotel employee shall be the employee of Operator and not of Lessee, and every person performing services in connection with this Agreement shall be acting as the employee of Operator. All such personnel shall be on the payroll of Operator, but their salaries and other related expenses, in amounts not to exceed those sums allocated to such salaries and expenses in the Approved Budget shall be an Operating Expense.

         (b) Operator shall provide evidence to Lessee of statutory Worker's Compensation Insurance and Employer's Liability Insurance, with waiver of subrogation endorsements in favor of Lessee and Owner, for each such employee. The insurance coverages (including, without limitation, the carrier, policy limits of each and waiver of subrogation endorsements) must be in form, substance and amount satisfactory to Lessee in all respects.

         (c) The general hiring policies and the discharge of employees at the Hotels shall in all respects comply with all "Equal Employment Opportunity" laws and regulations, and Operator agrees that all laws, regulations and ordinances regarding the employment and payment of persons engaged in the operation of each Hotel (the "Employment Laws") will be complied with in all material respects.

         (d) Lessee shall have the right to participate in any negotiations with labor unions representing such employees at the Hotels, and Operator shall not sign any union contracts covering such employees at the Hotels which have not been previously approved in writing by Lessee.

Section 4.03. Reimbursement of Employee Expenses.

         (a) All costs of every nature pertaining to all employees at the Hotels arising out of the employer-employee relationship, including, without limitation, salaries, benefits, bonuses, relocation costs, employment-related legal costs, costs incurred in connection with governmental laws and regulations, insurance rules, and such other expenses as Operator, in its reasonable discretion, may deem appropriate shall be an Operating Cost of the Hotels to the extent set forth in the Approved Budget and Lessee shall reimburse, indemnify and hold harmless Operator from all costs, expenses, liabilities and claims incurred in connection therewith.

         (b) Subject to the prior written approval of Lessee, Operator may use employees of Operator who are not assigned to the Hotels to perform special services for the Hotels, and the cost of their salaries, payroll taxes and employee benefits shall be reimbursed to Operator as an Operating Expense to the extent such costs are set forth in the Approved Budget or otherwise approved by Lessee.

         (c) Within limits set forth in the Approved Budget, employees of Operator other than those regularly employed at the Hotels shall be entitled to free room and board and the free use of all hotel facilities at such times as they visit the Hotels in connection with the management of the Hotels or are assigned temporarily to the Hotels to perform services for the Hotels. Likewise, employees regularly employed at the Hotel shall be entitled to free room and board and the free use of all hotel facilities in all other Hotels at such times as they visit other Hotels in connection with the management of such other Hotels or are assigned temporarily to such other Hotels to perform services for such other Hotels.

         (d) Owner and Lessee shall be entitled to free room and board and the free use of all hotel facilities for their employees and other persons designated by Owner and Lessee.

Section 4.04. Employee Benefit Plans. Operator may enroll the Operator's employees at the Hotels in pension, medical and health, life insurance and employee benefit plans which are joint plans for the benefit of employees at more than one of the Hotels. Employer contributions to such plans, reasonable administrative fees, at cost, which may be expended in connection therewith, and reasonable expenses for such plans will all be an Operating Expense to the extent such costs are provided for in the Approved Budget. The administration expenses of any joint plans will be equitably apportioned among the various Hotels and any other hotels operated by Operator or its affiliates. In addition, Operator may provide lodging, food and beverage privileges to employees of Operator in accordance with the employee benefit operating policy applicable to all Hotels. All costs for the benefits, services and privileges referenced in
Section 4.03(c) and this Section 4.04 will be Operating Expenses only to the extent the same are provided for in the Approved Budget, otherwise all such costs shall be borne solely by Operator without reimbursement by Lessee.

Section 4.05. Execution of Agreements.

         (a) Except as provided in Section 4.05(b), Operator shall execute as agent of Lessee all leases and other agreements relating to equipment and/or services provided to each Hotel, all of which, unless otherwise approved in writing in advance by Lessee, shall be cancelable upon not more than thirty (30) days' written notice by Operator or Lessee without the payment of a penalty or fee. Notwithstanding the foregoing, without the prior written approval of Lessee, Operator shall not enter into any agreement (i) which provides for the payment of sums not authorized by Lessee in an Approved Budget, (ii) which would give rise to a lien upon all or any part of the Property, (iii) which would result in liability to Lessee for sums other than as set forth in the applicable Approved Budget, (iv) to lease any retail space in the Hotels, (v) relating to alterations to the exterior, interior or structural design of the Hotels, (vi) which requires the payment of more than $50,000 for the term of the agreement, or (vii) which is not cancelable by Lessee upon 30 days' notice or less.

         (b) Subject to Lessee's prior approval of the same, Operator shall execute, as agent for Lessee, (i) all leases, as sub-lessor, of retail space in the Hotels, and (ii) equipment rental and/or lease agreements which cannot be terminated upon thirty (30) days notice or less without the payment of a penalty or fee. Operator shall exercise its best efforts to obtain in each equipment agreement a right on the part of the lessee of such equipment to terminate the same on thirty (30) days notice or less without the payment of a penalty fee. Notwithstanding anything in this Section 4.05 to the contrary, Lessee reserves the right, exercisable at Lessee's option, to execute any lease or other agreement relating to equipment and/or services being provided to the Hotels.

                                   ARTICLE V

                                 INDEMNIFICATION

Section 5.01. Indemnification by Operator. Operator shall indemnify and hold Lessee (and Lessee's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (a) the fraud, willful misconduct or gross negligence of the Operator, its employees or agents, (b) the breach by Operator of any provision of this Agreement (including without limitation, any claims of harassment or alleged harassment of any employee by Operator or any employee or agent of Operator) or (c) any action taken by Operator which is beyond the scope of Operator's authority under this Agreement. Lessee shall promptly provide Operator with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Operator shall have the option of defending any claim or suit brought against the Lessee with counsel selected by Operator and reasonably approved by Lessee. Lessee shall cooperate with the Operator or its counsel in the preparation and conduct of any defense to any such claim or suit and shall have the right to reasonably participate in such defense. Lessee shall have the right to be represented by its own counsel at Lessee's expense, unless there is a conflict in having counsel represent both Lessee and Operator, in which case Operator shall pay all reasonable costs and expenses for Lessee's counsel.

Section 5.02. Limitations on Indemnification.

         (a) Limits. None of the indemnifications set forth in Section 5.01 shall be applicable to (1) liability solely resulting from the design or construction of a Hotel, (2) liability to Lessee resulting from Lessee's gross negligence, fraud or willful misconduct or arising from Lessee's breach of any of the provisions of this Agreement, or (3) that portion of a liability which is covered and paid for by insurance maintained for a Hotel. The standard of performance of which Operator is to be responsible under this Agreement shall be that, reasonably and diligently exercised, of a professional hotel operator having the knowledge, experience and expertise which Operator represents to Lessee that Operator has. Notwithstanding any other provision of this Agreement, Operator shall not be obligated to indemnify or hold Lessee harmless against the amount of claims or liabilities which are payable as Operating Expenses (i) as a deductible under applicable insurance which exceeds the lesser of the amount of the claim or five thousand dollars ($5,000) (adjusted each Fiscal Year by the percentage increase in the CPI over the twelve (12) month period immediately preceding the start of the Fiscal Year in question) or (ii) as amounts due under contracts for performance thereof excluding payments for breach thereof, or, which are covered and paid for by insurance which Lessee is required to provide and maintain under this Agreement, whether or not such insurance is actually in place (unless the failure of such insurance to be in place is the result of a breach by Operator of its obligations under this Agreement).

         (b) Defense of Claims. If a claim for liabilities is to be made by any party entitled to indemnification under this Article V ("Liabilities"), the party entitled to such indemnification shall give written notice to the other as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Liabilities for which indemnification may be sought under this Article V. If any action, suit or proceeding alleging a claim for Liabilities is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the other party as promptly as practicable. After such notice, the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such action, suit or proceeding, (ii) to employ and engage attorneys and experts of its own choice to handle and defend the same, and (iii) with the indemnified party's consent, which shall not be unreasonably conditioned, delayed or withheld, to settle such action, suit or proceeding, all at indemnifying party's sole risk and expense, provided, in each instance, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto; provided, however, that any such settlement shall include, among other things, an absolute and unconditional release of the indemnified party from all Liabilities. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such action, suit or proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such action, suit or proceeding and any appeal arising therefrom.

Section 5.03. Indemnification by Lessee. Except as provided in Section 5.01, Lessee shall indemnify and hold Operator (and Operator's agents, principals, shareholders, partners, members, managers, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against such party and that arise from or in connection with (a) the performance by the Operator or its Affiliates of its services under this Agreement, including, without limitation, any and all obligations incurred relating to any agreements with third parties entered into by Operator or Lessee in connection with the management or operation of the Hotels and in accordance with this Agreement (b) any act or omission (whether or not willful, tortious, or negligent) of Lessee or any third party (c) any other occurrence related to the Hotels or the Operator's duties under this Agreement, which arise before, during or after the Operating Term or (d) any liability or obligation arising from the compensation, benefits, or employment of anyone whom the Operator or any of its affiliates hires to perform services in accordance with this Agreement (whether as an employee, as an independent contractor, or in another capacity), which arise before, during or after the Operating Term, including but not limited to any liability that relates to cash or deferred compensation, retirement benefits, health and other welfare benefits, fringe benefits, equity-related or incentive compensation, vacation, leave, worker protection and plant closure (such as the Worker Adjustment Retraining and Notification Act), immigration, wage and hour, employment taxes or withholding, labor relations, or employment discrimination (whether or not the liability arises under any local, state, federal, or foreign law or under any plan, program, arrangement, or contract). Operator shall promptly provide Lessee with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Lessee shall have the option of defending any claim or suit brought against Operator with counsel selected by Lessee and reasonably satisfactory to Operator. Operator shall cooperate with the Lessee or its counsel in the preparation and conduct of any defense to any such claim or suit and shall have the right to reasonably participate in such defense.

Section 5.04. Survival of Indemnity. The provisions of this Article V shall survive the expiration or sooner termination of this Agreement with respect to matters arising out of facts or circumstances occurring during the period prior to such expiration or termination for a period not to exceed 3 years from any such expiration or termination, provided, however, that in addition to the foregoing, with respect to agreements with third parties entered into by Operator in connection with management of the Hotels from which Operator is not released, the provisions of Section 5.03(a) shall survive the expiration or sooner termination of this Agreement with respect to matters arising out of facts or circumstances occurring during the period from and after any such expiration or termination for so long as Operator is liable under any such agreement plus for a period not to exceed 3 years from any such expiration or termination unless in whole or part due to the negligence or willfull misconduct of Operator in which case the indemnification shall not apply.

Section 5.05. Employment Claim. Supplementing the provisions of Sections 5.01 and 5.03, if any claim shall be made against Lessee and/or Operator which is based upon a violation or alleged violation of the Employment Laws (an "Employment Claim"), the Employment Claim shall fall within Operator's indemnification obligations under Section 5.01 only if it is based upon (a) the willful misconduct or negligence of Operator's employees at the level of hotel general manager or above or (b) Operator's breach of its obligations under
Section 4.02(c), and shall otherwise fall within Lessee's indemnification obligations under Section 5.03.

Section 5.06. Environmental Matters.

         (a) Operator shall (i) perform its obligations under this Agreement in compliance with all Environmental Laws in effect from time to time during the Operating Term, (ii) promptly notify Lessee in writing of (A) any written notice received by Operator with respect to any Environmental Activity or (B) any other Environmental Activity of which Operator has actual knowledge and (iii) cooperate with Lessee, at Lessee's cost (except that Operator shall bear the cost of such cooperation to the extent that such Environmental Activity is a result of Operator's failure to comply with its covenants under clauses (i) or
(ii) above), and in all reasonable respects, in connection with any and all remediation of Environmental Activities undertaken by Lessee in compliance with applicable Environmental Laws. Notwithstanding the foregoing, Lessee and Operator acknowledge and agree that Lessee shall be responsible for reporting to applicable governmental agencies any Environmental Activities subject to reporting pursuant to applicable Environmental Law and shall undertake any and all remediation or other work required under any Environmental Law or in connection with any Environmental Activity pursuant to contracts between Lessee and a contractor or consultant qualified to perform such work.

         (b) Except as specifically set forth to the contrary in Sections 5.01, 5.02, 5.03 and 5.06(a) above, Lessee shall (i) be solely responsible for the compliance of the Hotels with all Environmental Laws and (ii) indemnify and hold Operator and its Affiliates (and Operator's and Operator's Affiliates' agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against such party and that arise from or in connection with any past, present or future Environmental Activity or other non-compliance of the Hotel with any Environmental Law. The provisions of this Section 5.06(b) shall survive the expiration or earlier termination of this Agreement.

                                   ARTICLE VI

                           BUDGETS AND POLICY MEETINGS

Section 6.01. Budgets.

         (a) Lessee will cause Owner to prepare an annual capital budget for each Fiscal Year for each Hotel (the "Hotel Capital Budget") at least forty-five
(45) days prior to commencement of the Fiscal Year and Lessee will provide Operator with a copy of the Hotel Capital Budget. If requested by Lessee, Operator will assist Owner in preparation of the Hotel Capital Budget. The Hotel Capital Budget will set forth all projected capital improvements and all projected expenditures for replacements, substitutions and additions to Hotel FF&E for such Fiscal Year, which budget shall also be month-to-month as well as annual. At least forty-five (45) days prior to the commencement of each Fiscal Year, Operator shall submit to Lessee an annual forecast for the operation of each Hotel for the forthcoming Fiscal Year containing detailed revenue projections and budgets of Operating Expenses (the "Hotel Operating Budget"). The Hotel Operating Budget shall be month-to-month as well as annual and shall be in the form designated by Lessee. Additionally, before the commencement of each Fiscal Year, Operator shall submit to Lessee daily budgeted occupancy, average daily rate and Revenue per Available Room statistics for each hotel. The Hotel Operating Budget and the daily budgeted hotel operating statistics shall contain Operator's reasonable good faith estimates of the amounts set forth therein but Operator shall not be deemed to have made a guarantee as to any amounts in the Hotel Operating Budget. At the same time, Operator shall also present the Marketing Plan. Owner shall be responsible for implementing the Hotel Capital Budget and may, in Owner's sole discretion, increase, decrease, delete or modify (a "Modification") in any respect any capital expenditure in the Hotel Capital Budget, provided, however, Operator shall not be liable to Lessee for quality of service issues or defaults under brand requirements that are directly and solely related to a Modification.

         (b) Operator shall review the Hotel Operating Budget with Lessee, and upon Lessee's written approval of the Budget it shall constitute the Approved Budget for the succeeding Fiscal Year and shall be implemented by Operator.

         (c) Operator may reallocate all or part of the amount budgeted to any line item to another line item within the same department.

         (d) Lessee hereby acknowledges that the Hotel Operating Budget is intended to be the best estimate at the time of its preparation and merely a forecast of the Hotel's income and expenses for the ensuing Fiscal Year and that Operator shall not be deemed to have made a guarantee or warranty to Lessee in connection with the Hotel Operating Budget.

Section 6.02. Budget Meetings. At each budget meeting and at any additional meetings during a Fiscal Year reasonably called by Lessee or Operator, and in no event less than quarterly as required under Section 10.01 (b), Operator shall consult with Lessee on matters of policy concerning management, sales, room rates, wage scales, personnel, general overall operating procedures, economics and operation and other matters affecting the operation of the Hotels.

Section 6.03. Approval by Lessee Required. Any request by Operator to make any expenditure or incur any obligations which causes or likely will cause total annual operating expenses at a Hotel to exceed 105% of the total annual operating expenses for said Hotel as set forth in the Approved Budget or which falls into any category of expenditures which in the opinion of Lessee or its counsel they would prefer to have the prior approval of Lessee, shall be submitted to Lessee in writing with an explanation of and accompanied by supporting information for the request. Operator shall not make any such expenditure or incur any such obligation without Lessee's prior written consent, except (i) as is necessary, in Operator's reasonable discretion, for the immediate emergency protection of life or property, or (ii) unless such expenditure or obligation is offset by an equal or greater amount of related revenue. Lessee shall endeavor to respond to any such request within fifteen
(15) days of the receipt thereof; provided, however, Lessee shall have no obligation to agree to any such request and no liability for failing to respond.

                                  ARTICLE VII

                               OPERATING EXPENSES

Section 7.01. Payment of Operating Expenses.

         (a) In performing its authorized duties hereunder, Operator shall promptly pay all Operating Expenses, except that if requested by Lessee certain Operating Expenses shall be paid by Operator directly to Lessee for payment by Lessee to the appropriate lender, taxing authority, insurer or other party so identified by Lessee to Operator.

         (b) Subject to Article V, all Operating Expenses or other expenses incurred by Operator in performing its authorized duties shall be reimbursed or borne by Lessee; provided that such Operating Expenses or other expenses are incurred pursuant to and within the limits set forth in an Approved Budget or pursuant to other written authorization by Lessee. To the extent the funds necessary therefor are not generated by the operation of the respective Hotel, they shall be supplied by Lessee to Operator in the manner provided in Article VIII.

Section 7.02. Operating Expenses Not an Obligation of Operator. Except as may be otherwise specifically provided in Article V of this Agreement, Operator shall in no event be required to advance any of its own funds for Operating Expenses of the Hotels, nor to incur any liability in connection therewith unless Lessee shall have furnished Operator with funds as required of Lessee under the terms of this Agreement. However, if Lessee has provided funds required of Lessee hereunder, Operator shall advance such funds and all other funds necessary to pay expenses incurred by Operator in performing its duties and obligations hereunder.

                                  ARTICLE VIII

                                  BANK ACCOUNTS

Section 8.01. Bank Accounts. The following special accounts shall be established in connection with the operation of the Hotels:

         (a) Deposit Account. All Gross Hotel Income in the form of cash (other than cash needed to maintain a petty cash fund and General Manager checking account at a Hotel not to exceed $4,000, unless authorized by Lessee), credit card receipts and checks received by Operator in the operation of a Hotel shall be deposited in a special account or accounts bearing the name of the Hotel (the "Deposit Account"), in such federally insured banks, savings and loans or trust companies as may be designated from time to time by Lessee and reasonably approved by Operator. The Deposit Account shall be in the name of Operator as agent for Lessee and shall be under the control of Operator. Amounts in the Deposit Account shall not be commingled with other funds of Operator or funds from other properties owned, leased or managed by Operator, other than properties managed by Operator for Lessee or Affiliates of Lessee designated by Lessee. All amounts deposited into the Deposit Account shall be paid into the Concentration Account (as hereinafter defined) as set forth in Section 8.01(b).

         (b) Concentration Account. Operator shall establish, in the name of Operator as agent for Lessee, a master account or accounts in such federally insured banks, savings and loans or trust companies as may be designated from time to time by Lessee (the "Concentration Account"). All amounts deposited into the Deposit Account shall be paid into the Concentration Account on a daily basis, or on such other basis as may be determined by Lessee from time to time upon written notice to Operator. Amounts in the Concentration Account may be commingled with funds from other properties owned or leased by Lessee, at Lessee's discretion.

Operator shall be responsible for transferring all excess cash to Lessee on a daily basis to an account to be identified to Operator by Lessee, after retention of sufficient working capital, including, but not limited to, funds for items which are excluded from the definition of Gross Hotel Income.

         (c) Disbursement Account. Operator shall establish, in Operator's name as agent for Lessee and under the control of Operator as hereinafter set forth, a special account or accounts in such federally insured banks, savings and loans or trust companies as may be designated from time to time by Lessee (the "Disbursement Account"). Lessee shall deposit into the Disbursement Account sufficient working capital on an as-needed basis to pay all Operating Expenses and other amounts which are the responsibility of Operator to pay under this Agreement (including without limitation any fixed charges and debt service, ground rent and capital costs with respect to the Hotels which Lessee may have designated Operator to pay from the Disbursement Account) (collectively, "Operator Paid Amounts"). From the Disbursement Account, Operator shall pay all Operating Expenses and other Operator Paid Amounts required to be paid by Operator on Lessee's behalf under this Agreement (to the extent, in each case, such amounts are permitted or required to be paid under this Agreement and such funds are available in the Disbursement Account). Interest on the Disbursement Account shall accrue to the benefit of Lessee but shall be available to pay any Operator Paid Amounts. Checks or other documents of withdrawal from the Disbursement Account shall be signed only by representatives of Operator, provided that such representatives shall be bonded or otherwise insured in a manner reasonably satisfactory to Lessee. The identity of such authorized representatives shall be disclosed to Lessee from time to time. The premiums for bonding or other insurance shall be an Operating Expense except for premiums for bonding off-site executive employees of Operator. Upon the expiration or termination of this Agreement, all remaining amounts in the Disbursement Account shall be transferred to Lessee.

Section 8.02. Authorized Signatures. The Deposit, Concentration and Disbursement Accounts shall be under the control of Operator, without prejudice, however, to Operator's obligation to account to Lessee as and when provided for herein. Checks or other documents of withdrawal shall be signed only by the individual representatives of Operator approved in writing by Lessee and duly recognized for such purpose by the bank or banks in which the referenced accounts are maintained. Any account under this Agreement in which the Operator is authorized to make withdrawals or write checks or otherwise use the account shall have authorized signatures limited exclusively to the President of Operator and any other employee or officer of Operator for whom prior written consent of the Lessee has been obtained. Operator shall supply Lessee with fidelity bonds or other insurance insuring the fidelity of authorized signatories to such accounts, unless said bonds or other insurance shall have been placed by Lessee and delivered directly by the bonding or insurance company to Lessee. The cost of such fidelity bonds or other insurance shall be an Operating Expense and subject to Lessee's approval. Neither Lessee nor Operator shall be responsible for any losses occasioned by the failure or insolvency of the bank or banks in which the referenced accounts are maintained. Upon expiration or termination of this Agreement and the payment to Operator of all amounts due Operator hereunder upon such expiration or termination, as provided in this Agreement, all remaining amounts in the referenced accounts shall be transferred forthwith to Lessee, or made freely available to Lessee.

Section 8.03. Investment of Hotel Cash. Operator shall invest Disbursement Account balances in a cash management program approved in writing by Lessee and which provides for Lessee to receive the benefit of interest income or the reduction of bank charges thereon.

Section 8.04. Payroll. If and to the extent that there are insufficient funds in the Concentration Account to pay compensation due to Hotel employees (including all related payroll and withholding taxes) Lessee shall deposit such funds in the Concentration Account within two (2) business days after written notice from Operator.

Section 8.05. Security Deposits. Any security deposit held under a Space Lease shall be held in a separate account if required by law or the terms of such Space Lease or if otherwise required by Lessee.

                                   ARTICLE IX

                          BOOKS, RECORDS AND STATEMENTS

Section 9.01. Books and Records.

         (a) Operator shall keep full and adequate books of account and other records (collectively, the "Books and Records") as are necessary to reflect all pre-opening expenses, fees, costs and the results of the operation of each Hotel on an accrual basis, all substantially in accordance with the Uniform System. In maintaining the Books and Records for a Hotel, Operator shall use the standard practices it follows with respect to similar facilities managed by Operator. Operator may perform accounting services at the Hotel, Operator's parent company corporate office, or such other location where Operator performs centralized accounting services. Operator reserves the right to enter into a contract with a qualified independent third party for payroll and other accounting services if Operator reasonably determines that it would be more cost efficient to do so and it is consistent with the approved Operating Budget. Except for such Books and Records as Operator may elect to keep at its parent company corporate office or other suitable location, Operator shall keep the Books and Records at the Hotel and make them available to Lessee and its representatives at all reasonable times for examination, audit, inspection and transcription.

         (b) Operator's obligation under this Article IX is contingent upon Lessee providing acceptable accounting hardware and software to Operator. Operator shall use its accounting software and the Lessee shall provide it property based management systems, but these systems must be coordinated to function with the Lessee's existing systems. If Operator reasonably determines that the current accounting equipment or property based management software at the Hotels is inadequate to perform the required accounting and management functions, Operator shall so notify Lessee and recommend such necessary hardware and software for purchase or lease by Lessee. In making its determination of the adequacy of software and hardware Operator shall make reasonable efforts to use off the shelf software such as Excel and Word and existing hardware. Lessee, or Operator on Lessee's behalf, shall purchase or lease to the extent consistent with the approved Operating Budget such necessary hardware and software within thirty (30) days after Operator delivers such notice.

         (c) All Books and Records including, without limitation, books of accounts, guest records and front office records, but excluding personnel files and payroll records, shall at all times be the property of Lessee. Upon termination of this Agreement, all Books and Records, except for personnel files and payroll records, shall be turned over to Lessee to ensure the orderly continuation of the operation of the Hotels, on the condition that the Books and Records shall thereafter be available to Operator and its representatives at all reasonable times by appointment for inspection, audit, examination and transcription.

         (d) Lessee acknowledges and agrees that any books and records of Noble or any Affiliate of Noble other than Operator shall not be deemed to be books and records of the Hotels or of the Operator.

Section 9.02. Statements.

         (a) Operator shall deliver to Lessee by the tenth (10th) business day of each month, a monthly report of the state of the business and affairs of the operation of the Hotels for the immediately preceding month and for the Fiscal Year to date. Such reports shall include at least (i) a balance sheet as of the last day of the month preceding the report, (ii) a profit and loss statement, comparing current month and Fiscal Year-to-date profit, loss, and operating expenses to the Approved Budget and the prior year and comparing current month and Fiscal Year-to-date average daily rate and occupancy to the Approved Budget and the prior year, (iii) a statement which details the computation of all fees payable to Operator for the month, (iv) the balance of all bank accounts, (v) an adjusting statement showing the actual cash position of the Hotels for the month and Fiscal Year-to-date, (vi) sources and uses statements, (vii) a forecasted cash flow statement for the next ninety (90) days and year, and (viii) such other reports as Lessee may reasonably require. Additionally, Operator shall deliver to Lessee for each month by the end of the following month a narrative discussing any of the aforementioned reports and variances from the Approved Budget; without thereby implying Lessee's approval of such variance, except for such variance as may have been specifically approved in writing by Lessee.

         (b) Such reports and statements (i) shall be in form and in detail satisfactory to Lessee, (ii) shall be taken from the books and records maintained by Operator in the manner hereinabove specified, (iii) shall follow the general form set forth in the Uniform System, and (iv) shall be accompanied by copies of all paid receipts for the month, if requested by Lessee.

         (c) Within fifteen (15) days after the end of each Fiscal Year deliver a preliminary financial statement followed by a final financial statement thirty
(30) days after the end of the Fiscal Year. Operator shall, if requested by Lessee, deliver to Lessee a draft profit and loss statement prepared by the Independent CPA, showing the results of operations of Operator and/or the Hotels during such Fiscal Year including, but not limited to, the Gross Hotel Income, if any, for such Fiscal Year. Further, Operator shall, if requested by Lessee pursuant to a legitimate documented request made to Lessee by a third party not an Affiliate of Lessee (to include, but not limited to, a request of the U.S. Securities or Exchange Commission, other federal or state regulatory bodies or agencies, or any court of competent jurisdiction), provide for an audit of its books and records by the Independent CPA, with the costs of any such requested audit to be borne by Lessee. Any disputes as to the contents of any such statement or any accounting matter hereunder shall be determined by the Independent CPA, whose decisions shall be final and conclusive on Operator and Lessee.

         (d) In addition, Operator shall deliver to Lessee, upon receipt by Operator, copies of (i) each STAR report from Smith Travel Research; (ii) each Guest Satisfaction report; (iii) each New Competition report; (iv) each Franchisor inspection report; and (v) such other reports or information in such form as may be reasonably requested by Lessee.

Section 9.03. Initial Accounting Records. Lessee shall provide Operator with opening balance sheet entries for Operator's use within ten (10) days after the Contract Commencement Date. Operator shall not be responsible for any reconstruction of accounting records prior to the Contract Commencement Date. Lessee acknowledges that Operator has no knowledge of and cannot certify the accuracy of any historical financial information provided to Operator by Lessee.

                                   ARTICLE X

                     OPERATOR'S FEE AND TRANSFERS TO LESSEE

Section 10.01. Payment of Operator's Basic Fee.

         (a) On the first (1st) day of each month during the Operating Term, Operator shall be paid out of the Disbursement Account the Operator's Basic Fee for that month, based upon Gross Hotel Income for the immediately prior month, as determined from the books and records referred to in Article IX. Operator's Expenses, if any, shall be paid as invoiced for services and materials rendered.

         (b) The Operator and Lessee shall meet at least quarterly to review the Operator's Basic Fee (and to adjust it to the extent appropriate to provide fair and reasonable compensation and profit to the Operator) and review Operating Expenses. The Operator and Lessee at such meetings shall adjust the Approved Budget and proposed capital expenditures to reflect market conditions.

Section 10.02. Payment of Operator's Incentive Fee. On the 60th day following the end of each Fiscal Year, Lessee shall pay to Operator, the Operator's Incentive Fee, if any, for such Fiscal Year. "Operator's Incentive Fee" for any Fiscal Year shall be an amount determined by Lessee and Operator prior to commencement of the Fiscal Year and shall generally be based upon the financial performance of all of the Hotels, in the aggregate. The formula for calculating and determining Operator's Incentive Fee, if any, for each Fiscal Year shall be agreed to by Operator and Lessee in connection with the Approved Budget and in any event prior to commencement of each Fiscal Year.

Section 10.03. Distribution of Cash. Excess cash will be distributed to Lessee on a daily basis in accordance with Section 8.01(b).

Section 10.04. Adjustments to Allocations. If at the time calculations are made to determine amounts to be allocated or distributed in accordance with Sections 10.01, 10.02 and 10.03, or if at the end of each Fiscal Year and following receipt by Lessee of the annual audit, if any, it is determined that any amounts have been allocated or distributed in excess of the amounts properly allocable or distributable pursuant to Sections 10.01, 10.02 and 10.03, an adjustment will be made based on said calculations or audit, if necessary, so that the proper allocations and distributions will have been made. Such calculations or annual audit shall set forth the proper calculations, allocations and distributions required to implement such an adjustment. Within thirty (30) days of receipt by Lessee of such audit and/or of Operator's calculations if agreed to by Lessee relating to such an adjustment, Lessee or Operator, as the case may be, shall deposit in the Disbursement Account any excess amounts which may have been distributed to them.

Section 10.05. Arbitration.

         (a) In the event of a dispute, controversy or difference between Operator and Lessee over the calculation of the amount of the Operator's Incentive Fee for any Fiscal Year (but not whether there will be one or the formula to be used, if any, as set forth in 10.05 (c)), at the request of either party, the parties shall submit such dispute, controversy or difference to arbitration by the American Arbitration Association under its then prevailing rules, except as modified by this Section 10.05. The arbitration tribunal shall be comprised of three (3) arbitrators each of whom shall have at least five (5) years' experience in hotel operation, management or ownership, one to be appointed by each of Lessee and Operator and the third to be appointed by the American Arbitration Association.

         (b) Prior to the commencement of arbitration hearings, the arbitrator shall provide an oath or undertaking of impartiality. The arbitration shall be conducted in Raleigh, North Carolina in accordance with Title 9 of the U.S. Code (the Federal Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association and the arbitration session shall be held not later than twenty (20) days after the final selection of the arbitrator. The costs of arbitration shall be allocated by the arbitrator to be paid by the non-prevailing party. Judgment on the award rendered by the arbitrator in accordance with this Section 10.05 may be entered in any court having jurisdiction thereof.

         (c) Notwithstanding the foregoing, in no event shall the arbitrator determine or otherwise designate the formula for calculating the amount of the Operator's Incentive Fee for any Fiscal Year, which shall be determined solely by agreement of the parties prior to the commencement of each Fiscal Year. The sole function of any arbitration under this Section 10.05 shall be to calculate any disputed amount of Operator's Incentive Fee pursuant to the formula agreed by the parties.

Section 10.06. Required Capital. The Operator shall make the Operator Investment required under the Operating Agreement for the Operator.

                                   ARTICLE XI

                             REPAIRS AND MAINTENANCE

         Subject to the provisions of the Approved Budget, Operator shall from time to time make such expenditures for repairs and maintenance as are necessary to keep the Hotels in good operating condition. If any repairs or maintenance shall be made necessary by any condition against the occurrence of which Operator, Lessee or Owner has received the guaranty or warranty of any contractor for the building of the Hotels or of any supplier of labor or materials for the construction of the Hotels, then Operator shall, on Lessee's or Owner's request, cooperate with Lessee and Owner in invoking such guarantees or warranties. Notwithstanding the Approved Budget, Owner or Lessee may from time to time at its expense make such alterations, additions, or improvements (including structural changes or repairs) in or to the Hotels as Owner or Lessee, in its sole discretion, deems to be desirable.

                                   ARTICLE XII

                                    INSURANCE

Section 12.01. General. Owner and Lessee shall maintain insurance policies with respect to the Hotels as set forth in the Lease. Operator agrees to cooperate with Lessee and Owner in obtaining any such insurance.

Section 12.02. Required Coverage. If not already obtained by Owner or Lessee, Operator shall procure and maintain, subject to Lessee's prior right to place property and casualty insurance, at a minimum the insurance policies with coverage limits and deductibles, all as provided in Exhibit E to this Agreement, to the extent applicable to the Hotels. If allowed by the insurance company providing the insurance without additional cost to Lessee or Operator, Noble shall be listed as an "additional insured" on (i) the employment practices liability insurance, if obtained, (ii) the commercial general liability insurance, (iii) the workmen's compensation insurance, and (iv) the business automobile liability insurance.

Section 12.03. Employment Insurance. Operator shall, as an Operating Expense, provide and maintain (i) workers' compensation insurance with respect to all Hotel employees in such amounts as may be required by applicable law, (ii) crime insurance in connection with all operations, business and affairs arising out of or in connection with the Hotels, including coverage on persons employed by Operator in an amount specified by Lessee and (iii) employment practices liability insurance in commercially reasonable amounts and deductibles; provided that the cost of such insurance shall be reasonable and shall have been included in the Approved Budget in amounts designated by Lessee.

Section 12.04. Approval of Companies and Cost by Owner and Lessee.

         (a) All insurance shall be with such insurance company or companies as may be selected by Owner or Lessee. Comprehensive general liability insurance and such other liability insurance as may be obtained or afforded shall be in the name of Owner and Lessee, and shall name Operator as an additional named insured as respects liability arising from the operation, maintenance and use of the Hotels and operations incidental thereto.

         (b) In the event that Operator is able to obtain any or all of the aforesaid insurance at lower cost than is obtainable by Lessee, Operator will give written notice thereof to Lessee, which notice shall include the types and amounts of such insurance, the premiums therefor, and the name or names of the insurance companies proposed to issue such insurance, and Operator, at Lessee's option, and as an Operating Expense, shall obtain such insurance.

Section 12.05. Maintenance of Coverages. Lessee shall hold all insurance policies obtained hereunder, and certificates of such policies, if any, shall be delivered to Operator. Should Lessee fail to supply Operator with certificates of any required insurance, Operator shall notify Lessee in writing of such failure. If Lessee's failure to supply either (i) such certificates or (ii) a statement to the effect that Lessee will self-insure as to insurance coverages for which a certificate is being requested shall continue for a period of fifteen (15) days after Lessee's receipt of such notice, then Operator shall have the sole remedy of providing such insurance certificate as an Operating Expense and delivering to Lessee the original of such certificates.

Section 12.06. Waiver of Subrogation. Lessee shall, to the extent obtainable from carriers and to the extent that endorsement forms are approved by the Insurance Commissioner (or comparable office or department) of the State in which the hotel is located, have all policies of property insurance provide that the insurance companies will have no rights to subrogation against Lessee or Operator or the agents or employees thereof. Lessee shall advise Operator in the event such waivers of subrogation are not available.

Section 12.07. Blanket Coverage and Self-Insurance. Owner and Lessee shall not have the right to self-insure against all hazards, perils, risks and liabilities referred to in this Article XII, but reserve the right to provide any insurance referenced in this Article XII by one or more so-called "blanket" or "umbrella" policies of insurance. Operator further acknowledges that the insurance coverage of the Hotels may be part of the general insurance plan of Owner or Lessee or of any of their affiliates. Owner or Lessee may elect to obtain any of the insurance coverages set forth in this Article XII with a "deductible loss" clause providing for per occurrence deductibles. The payment of any deductible losses shall be an Operating Expense.

Section 12.08. Adequacy of Insurance. Except as provided in Article VII, neither Lessee nor Operator assumes any risks in connection with the inadequacy of any insurance required under this Article XII. Lessee or Operator, as the case may be, shall give the other a copy of each policy of insurance obtained pursuant to this Article XII and if either believes any policy does not satisfy the provisions of this Agreement, such party shall so advise the other in writing and specify the deficiencies, in which event the obtaining party shall attempt to have such deficiencies remedied. Neither Lessee nor Operator shall have any obligation to remedy any purported deficiencies if the insurance coverages (or lack thereof) provided are consistent with the insurance coverages required by this Agreement to be carried by Lessee or Operator, as the case may be.

Section 12.09. Exclusions. Except as provided in Article V, all costs and expenses of repairing any uninsured casualty (and all costs and expenses of repairing an insured casualty in excess of the available insurance proceeds) and all costs and expenses of satisfying any uninsured claim (and all costs and expenses of satisfying any insured claim in excess of available insurance proceeds) shall be an Operating Expense if the same can be expensed for tax and accounting purposes, otherwise such costs and expenses shall be capitalized.

                                  ARTICLE XIII

            PROPERTY TAXES, LOCAL TAXES, LEVIES AND OTHER ASSESSMENTS

Section 13.01. Property Taxes. At Lessee's request, Operator shall pay from the Disbursement Account prior to the dates the same become delinquent, with the right upon Lessee's request to pay the same in installments to the extent permitted by law, all personal property taxes. Owner shall pay all real estate taxes with respect to the Property and all betterment assessments levied against the Property or any of its component parts.

Section 13.02. Lessee's Right to Contest. Notwithstanding the foregoing, Lessee, as an Operating Expense, or Owner may contest the validity or the amount of any such tax or assessment. Operator agrees to cooperate with Lessee and Owner and execute any documents or pleadings required for such purpose, provided that Operator is satisfied that the facts set forth in such documents or pleadings are accurate and that such execution or cooperation does not impose any unreasonable obligations on Operator, and Lessee agrees to reimburse Operator as an Operating Expense for all expenses occasioned to Operator by any such contest, provided that such expenses shall be approved in writing by Lessee prior to the time that they are incurred. Any such expenses so approved shall not be considered an Operating Expense for purposes of determining Operator's Incentive Fee.

                                  ARTICLE XIV

                      DAMAGE OR DESTRUCTION - CONDEMNATION

Section 14.01. Damage. If at any time during the Operating Term any Hotel or any portion thereof should be damaged or destroyed, Owner and Lessee shall have the respective rights and obligations set forth in the Lease with respect to damage or destruction. In the event such Hotel is not repaired, rebuilt or replaced, Lessee may terminate this Agreement as to such Hotel by written notice to Operator, effective as of the date sent.

Section 14.02. Condemnation. If at any time during the Operating Term the whole or any part of a Property shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding or sale in lieu thereof by any competent authority, or if such a portion thereof shall be taken or condemned as to make it imprudent or unreasonable to use the remaining portion as a hotel of the type and class immediately preceding such taking or condemnation, then this Agreement shall terminate as it relates to the Hotel situated on such Property as of the date of such taking or condemnation and Operator shall have no right to the award from the taking or condemning authority in any such proceeding.

                                   ARTICLE XV

                                   USE OF NAME

         During the term of this Agreement, each Hotel shall at all times be known by such name as from time to time may be selected by Lessee.

                                  ARTICLE XVI

                              OWNER'S RIGHT TO SELL

         At any time during the Operating Term, Owner may sell or otherwise dispose of one or more Hotels or lease all or substantially all of the Hotels (hereinafter collectively referred to as "Sale of a Hotel"), to any other person, partnership, firm or corporation (hereinafter referred to as the "Purchaser"). In such event, Lessee may notify Operator in writing no less than thirty (30) days prior to any such Sale of a Hotel and this Agreement shall terminate with respect to such Hotels upon the closing of the Sale of the Hotel with no fee payable to Operator other than the Termination Fee, if applicable.

                                  ARTICLE XVII

                              DEFAULT AND REMEDIES

Section 17.01. Events of Default- Remedies.

         (a) The following shall constitute Events of Default:

                  (1) The failure of Operator to diligently and efficiently operate a Hotel in accordance with the provisions of this Agreement (other than as a direct result of Lessee's failure to provide adequate funding in accordance with the terms of this Agreement);

                  (2) The failure of Operator to pay any amount to Lessee provided for herein for a period of five (5) days after written notice by Lessee of failure to pay such sum when payable;

                  (3) The failure of Lessee to pay any amount to Operator provided for herein for a period of five (5) days after written notice by Operator of failure to pay such sum when payable;

                  (4) The filing of a voluntary petition in suspension of payments, bankruptcy or insolvency by either Lessee or Operator;

                  (5) The consent to an involuntary petition in bankruptcy or the failure to vacate within sixty (60) days from the date of entry thereof any order approving an involuntary petition by or against either Lessee or Operator;

                  (6) The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Lessee or Operator a bankrupt or insolvent or appointing a judicial receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree shall continue unstayed and in effect for a period of one hundred twenty (120) consecutive days;

                  (7) The failure of either Lessee or Operator to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of any such default for a period of thirty (30) days after written notice of such failure (other than as a direct result of Lessee's failure to provide adequate funding in accordance with the terms of this Agreement); or

                  (8) Subject to the provisions of Section 3.02, loss of the franchise license for a Hotel as a result of any action, or failure to act, on the part of Operator (other than as a result of Lessee's failure to provide adequate funding in accordance with the terms of this Agreement).

                  (9) Failure of the Operator to receive the Operator Investment prior to commencement of the term of this Agreement.

         (b) Except as is otherwise stated in Section 17.01(b) if an Event of Default with respect to one or more Hotels shall occur under Section 17.01(a)(1) or (8), the nondefaulting party may give to the defaulting party notice of its intention to terminate this Agreement with respect to such Hotel(s) after the expiration of a period of thirty (30) days from such date of notice and, upon the expiration of such period, this Agreement shall expire. If an Event of Default shall occur under Section 17.01(a)(2), (3), (4), (5), (6) or (7), the nondefaulting party may give to the defaulting party notice of its intention to terminate this Agreement with respect to any or all of the Hotels subject to this Agreement and if such default has not been cured after the expiration of any cure period explicitly stated herein, this Agreement shall expire. If, however, with respect to the Events of Default referred to in Section 17.01(a)(4), (5), (6) and (7) above, unless a specific right of termination is specified elsewhere in this Agreement for the breach in question, upon receipt of such notice, the defaulting party shall promptly and with all due diligence cure the default or take and continue action to cure such default within ten
(10) days. If such default shall not be capable of being cured within such ten
(10) day period, then provided the defaulting party diligently pursues the cure of such default, such party shall have an additional sixty (60) days to cure any such default unless otherwise extended by Lessee and after such additional cure period if such default has not been cured, then this Agreement shall expire. The procedure set forth in the preceding two sentences shall not be available for the curing of any default under Section 17.01(a)(2) or (3).

Section 17.02. Rights Not Exclusive.

         (a) The rights granted under this Article XVII shall not be in substitution for, but shall be, except as otherwise provided in this Agreement, in addition to any and all rights and remedies for breach of contract granted by applicable provisions of law; provided, however, upon any termination of this Agreement by Operator or Lessee as provided in this Agreement, Operator shall be entitled to recover only such sums as are owing to Operator under this Agreement on the date of any such termination and the Termination Fee, if applicable, and in no event will Operator have any claim or cause of action for "future profits," damages resulting from termination or otherwise under this Agreement.

         (b) No failure of Operator or Lessee to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument signed by both Lessee and Operator. No waiver of any breach shall affect or alter this Agreement but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         (c) In the event that Operator shall be in default of this Agreement under Section 17.01(a) and such Event of Default remains uncured as required under Section 17.01(b) and Lessee exercises its rights to terminate, Lessee shall not be subject to the requirements of Section 22.09; however, in the event that Lessee shall be in default of this Agreement under Section 17.01(a) and such Event of Default remains uncured as required under Section 17.01(b) and Operator terminates this Agreement, Lessee shall be fully subject to the requirements of Section 22.09.

         (d) Notwithstanding anything herein to the contrary, Lessee's remedy with respect to Operator's breach of the provisions of Section 22.11 or a breach of the provisions of Section 19.01 shall be limited to termination of this Agreement; provided, however, that in the event of a breach by Operator of the provisions of Section 22.11 or a breach of the provisions of Section 19.01, Lessee may terminate this Agreement immediately upon notice to Operator without reference to any cure or notice provisions set forth in this Agreement.


                                 ARTICLE XVIII

                                     NOTICES

Section 18.01. Notices.

         (a) Any notice, statement or demand required to be given under this Agreement shall be in writing and shall be delivered by certified or registered mail, postage prepaid, return receipt requested, or by overnight delivery with proof of delivery, addressed to the parties hereto at their respective addresses listed below:

                  (1) Notices to Lessee shall be addressed:

                           Barclay Hospitality Services Inc.
                           2626 Glenwood Avenue
                           Suite 200
                           Raleigh, NC  27608
                           Attention: Joseph V. Green and Brent V. West
                           Facsimile: (919) 510-5251

                           With a copy to:

                           Thomas F. Kaufman
                           Hunton & Williams
                           1900 K Street, NW
                           Washington DC 20006
                           Facsimile  (202) 778-2201

                  (2) Notices to Operator shall be addressed:

                           Alliance Hospitality Management LLC
                           2626 Glenwood Avenue
                           Suite 225
                           Raleigh, NC  27608
                           Attention: Dale Turner
                           Facsimile: (919)

                           With copies to:

                           Noble Investment Group, Ltd.
                           1100 Monarch Tower
                           3424 Peachtree Road, NE
                           Atlanta, GA  30326
                           Attention:  Mit Shah
                           Facsimile:  (404) 262-9244

                           With a copy to:

                           Craig Wagner, Esq.
                           Wagner, Johnston & Rosenthal
                           3340 Peachtree Road, NE
                           Suite 1200
                           Atlanta, GA  30326-1044
                           Facsimile:  (404) 261-6779


         (b) All notices, statements, demands and requests shall be effective three (3) days after being deposited in the United States mail or one day after being sent by overnight delivery. However, the time period in which a response to any such notice, statement, demand or request must be given shall commence to run from date of receipt by the addressee thereof as shown on the return receipt of the notice, statement, demand or request, but in all events not later than the tenth (10th) day after it shall have been mailed as required herein.

         (c) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time and at any time during the Operating Term to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                                  ARTICLE XIX

                                   ASSIGNMENT

Section 19.01. No Assignment by Operator.

         (a) Notwithstanding anything to the contrary set forth in this Agreement, and subject to the provisions of Section 19.01(b) and Section 17.02(d), without the prior written consent of Lessee, Operator shall have no right to transfer or assign any of its interests, rights or obligations under this Agreement voluntarily, by operation of law, through a change in control of Operator, through a transfer of beneficial interests in Operator, directly or indirectly, or otherwise. Lessee may withhold its consent under this Section
19.01 (a) for any reason in its sole and absolute discretion.

         (b) Operator shall give Lessee not less than thirty (30) days prior written notice of any event which would result in any change in Noble's ownership of the equity interests in Operator. If, within thirty (30) days following receipt of such notice Lessee does not consent to the occurrence of such event, and such event occurs, Lessee may terminate this Agreement as to one or more Hotels, effective upon occurrence of the event, without any liability to Operator pursuant to Section 22.09. Notwithstanding the foregoing, Noble may transfer or assign all or a portion of its equity interests in Operator to an Affiliate of Noble provided that (i) Operator and Noble shall notify Lessee of the proposed transfer or assignment not less than thirty (30) days prior to the proposed transfer or assignment and (ii) Lessee shall have determined, in its reasonable discretion, that the proposed transfer or assignment to such Affiliate of Noble shall not cause Operator to fail to qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Code with respect to the management of the Hotels.

Section 19.02. Assignment by Lessee.

         (a) Lessee may transfer or assign its rights and obligations under this Agreement without the consent of Operator but shall deliver to Operator written notice of such transfer or assignment not less than thirty (30) days prior to the effective date thereof; provided however, that Operator shall have the right, within thirty (30) days following receipt of such notice to terminate this Agreement as to all of the Hotels and in such event shall be entitled to reimbursement in accordance with Section 22.09.

         (b) Any transfer or assignment of this Agreement by Lessee shall include an express assumption by the transferee or assignee of Lessee's obligations hereunder, including those set forth in Section 22.09.

         (c) In the event of a "change in control" of Lessee, Operator shall have the right, upon not less than thirty (30) days notice to terminate this Agreement as to all of the Hotels and shall be entitled to reimbursement in accordance with Section 22.09. For purposes of this Section 19.02(c), a "change in control" of Lessee shall be deemed to have occurred if, at any time during the Operating Term, any of the following events occurs:

                  (i) any "person", as that term is used in Section 13(d) and
         Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is, a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of Winston Hotels, Inc. representing 50% or more of the combined voting power of the then outstanding securities of Winston Hotels, Inc. entitled to vote generally in the election of directors;

                  (ii) individuals who, as of the date hereof, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors of Winston Hotels, Inc., unless any such change is approved by the vote of at least 80% of the members of the Board of Directors of Winston Hotels, Inc. in office immediately prior to such cessation;

                  (iii) Winston Hotels, Inc. is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of Winston Hotels, Inc. are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of Winston Hotels, Inc. immediately prior to such transaction;

                  (iv) Winston Hotels, Inc. in any transaction or series of related transactions, sells all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of Winston Hotels, Inc. immediately prior to such sale;

                  (v) Winston Hotels, Inc. and its affiliates shall sell or transfer (in a single transaction or series of related transactions) to a non-affiliate business operations or assets that generated at least two-thirds of the consolidated revenues (determined on the basis of the four most recently completed fiscal quarters for which reports have been filed under the Exchange Act) of Winston Hotels, Inc. and its subsidiaries immediately prior thereto;

                  (vi) Winston Hotels, Inc. files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K (or any successor, form or report or item therein) that a change in control of Winston Hotels, Inc. has occurred; or

                  (vii) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence.

                                   ARTICLE XX

                                  SUBORDINATION

Section 20.01. Subordination To First Mortgage. Operator hereby agrees that this Agreement, including, but not limited to Operator's Basic Fee, Operator's Incentive Fee, the Termination Fee pursuant to Section 22.09(a), and the Enhanced Termination Fee pursuant to Section 22.09(b) shall in all respects be and is hereby expressly made subordinate and inferior to the liens, security interest and/or terms of any First Mortgage and to the promissory note and other indebtedness secured or to be secured thereby and to all other instruments evidencing or securing or to evidence or secure said indebtedness, and all amendments, modifications, supplements, consolidations, extensions and revisions of such note and other instruments. Upon a termination of a related operating lease for a Hotel or termination of the Lessee's rights thereunder (or any right to possession of the Hotel for any reason), any Holder may terminate this Agreement with respect to the related Hotel without liability of any such Holder to pay any amounts due or to become due to Operator and Operator shall look solely to the Lessee for any payments due hereunder. Operator shall execute any and all subordination agreements, estoppel certificates and other documents requested by Lessee or Owner and/or any Holder to further evidence the subordination of this Agreement as contained in this Section 20.01 and Operator's rights hereunder to any such First Mortgage. Notwithstanding any right that Operator may have to terminate this Agreement, in the event the Lessee is in default hereunder, provided the Operator continues to get paid, the Operator will continue to perform under the terms of this Agreement for a period not to exceed ninety (90) days.

Section 20.02. Foreclosure. Prior to termination of this Agreement by foreclosure under the First Mortgage or by acquisition of the property to be covered by the First Mortgage by deed in lieu of foreclosure, Operator shall have the right to enjoy all rights and privileges conferred upon it pursuant to this Agreement and Operator shall incur no liability to the Holder for acting pursuant to the terms of this Agreement.

                                  ARTICLE XXI

                                   TERMINATION

Section 21.01. Transition Procedures. Operator shall do the following (and the provisions of this Article 21 shall survive the expiration or termination of this Agreement until they have been fully performed) and, in general shall cooperate in good faith to effect an orderly transition of the management of the Hotels.

Section 21.02. Licenses. Operator shall exercise commercially reasonable efforts to assist Lessee or its designee in obtaining replacement licenses, permits and approvals, including, but not limited to, liquor licenses, and execute all documents and instruments reasonably necessary to transfer (if transferable) to Lessee or its designee all governmental permits and licenses held by Operator in operating the Hotels

Section 21.03. Leases, Concessions and Agreements. On the Termination Date, Operator shall assign and deliver to Lessee or its designee, and Lessee or its designee as the case may be, shall assume, the leases, concession agreements and commercial or other agreements in effect with respect to any of the Hotels being terminated which were previously entered into by Operator pursuant to its authority provided for in the Management Agreement and which are then in Operator's, rather than Lessee's, name. Lessee shall use commercially reasonable efforts to obtain a release of Operator for any obligations accruing after the date of the Termination

Section 21.04. Books and Records. On the Termination Date, all Books and Records for the Hotels kept by Operator, and, subject to Operator obtaining any consents which Operator deems required by law, which consents Operator agrees to use its best efforts to obtain, all personnel files regarding persons employed at the Hotels, shall be delivered promptly to Lessee or its designee, but such books and records shall thereafter be available to Operator at all reasonable times for inspection, audit, examination and transcription for a period of one (1) year and Operator may retain (on a confidential basis) copies or computer records thereof.

Section 21.05. Remittance. On the Termination Date, Operator shall remit to Lessee or its designee all funds remaining in Operator's possession or control which are the property of Lessee, if any, after payment of all accrued Operating Expenses and other amounts due Operator and after deducting the costs of any scheduled repair, replacement or refurbishment of FF&E with respect to which funds have been provided specifically for such purposes.

Section 21.06. Other Transfers and Deliveries.

         (a) On the Termination Date, Operator shall assign, transfer and deliver to Lessee or its designee (i) keys to all portions of the Hotels or any lockboxes, equipment or security devices maintain therein, and (ii) all other items of property, information and materials relating to Operator's discharge of its obligations under this Agreement.

         (b) At the election of Lessee, Operator shall continue its performance hereunder under any license, permit or approval for the period specified by Lessee, not to exceed three (3) months, provided that Operator is paid all costs and reimbursements for such licenses, permits or approvals.

Section 21.07. Confidential Information. Each party agrees that neither it nor its Affiliates shall disclose to any third party or use to the detriment of the other party or its Affiliates any information (in any form or medium) which is confidential or proprietary to the other party or its Affiliates, which in the case of Lessee shall include but not be limited to confidential or proprietary information related to the Hotels, customer lists, contracts, or pricing information, and shall hold any and all such information in strict confidence, for the sole and exclusive benefit of the other party and its Affiliates. In the event of a breach or a threatened breach by a party of this Section 21.07, the non-breaching party shall be entitled to an injunction restraining the party breaching or threatening to breach from violating the terms of this Section
21.07. Nothing in this Section 21.07 shall be construed or prohibiting the non-breaching party from pursuing any other available remedies for such breaches or threatened breaches, including recovery of damages from the other party. Information shall not be considered confidential or proprietary if such information (x) is available to the public at the time of disclosure, otherwise than as a result of a breach of this Agreement, or (y) is disclosed pursuant to a lawful order of any instrumentality of the United States or any of the several states, but only to the extent of such order. On the

Termination Date, each party shall deliver promptly to the other party any and all copies, records, notes, or other written, printed, or tangible materials pertaining to, or generated through the use of, confidential or proprietary information relating to the other party or its Affiliates or, at the direction of the other party, shall destroy such items. The provisions of this Section
21.07 shall survive this Agreement. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

Section 21.08. Employees of Hotels. Operator agrees that Lessee or its designee, at their sole option, may hire any of the employees, including the general managers, currently working at any of the Hotels as of the date of this Agreement. Operator further agrees not to transfer any of the employees currently working at any of the Hotels to any other hotels owned and/or managed by Operator unless Operator has been notified by Lessee or its designee that they do not intend to hire such employee.

Section 21.09. Further Assurances. Lessee and Operator hereby agree to cooperate in good faith with the other party and to execute and deliver such other agreements, documents or instruments as may be reasonably necessary or desirable in connection with the transactions contemplated by this Agreement effecting the transfer of the operational control of the Hotels resulting therefrom. Lessee and Operator each hereby further agree to use their commercially reasonable efforts to obtain consents and waivers from third parties, including franchisors, suppliers, vendors, employees, lessors, lessees, lenders, trustees, rating agencies and other third parties necessary to effect the transactions contemplated by this Agreement.

                                  ARTICLE XXII

                                  MISCELLANEOUS

Section 22.01. Further Documentation. Lessee and Operator shall execute and deliver all appropriate supplemental agreements and other instruments, and take any other action reasonably necessary to make this Agreement fully and legally effective, binding, and enforceable in accordance with the terms hereof as between them and as against third parties.

Section 22.02. Captions. The titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

Section 22.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lessee, its successors and/or assigns, and subject to the provisions of Article XIX, shall be binding upon and inure to the benefit of Operator, its permitted successors and assigns.

Section 22.04. Competitive Market Area. Operator hereby agrees, for the benefit of Lessee, its successors and assigns, that Operator will not own, operate, lease or otherwise have an interest in, directly or indirectly, in any hotel in the competitive set of a Hotel and within a five (5) mile radius of such Hotel during the Operating Term unless expressly permitted by Lessee. The foregoing restriction shall apply to Operator and its Affiliates but shall not apply to Noble. Notwithstanding the foregoing, Operator hereby represents and warrants to Lessee that there are no agreements or other restrictions which prohibit, limit or otherwise restrict in any manner Operator, its officers, governors, members or Affiliates from entering into this Agreement or performing Operator's obligations under this Agreement.

Section 22.05. Assumption of Post Termination Obligations. In the event of termination of this Agreement, Lessee shall be responsible for assuming obligations under contracts entered into by Operator in accordance with the provisions of Section 4.05. Operator hereby agrees to indemnify and to hold Lessee harmless from and against any liability in connection with any contracts, agreements or obligations not entered into in accordance with the provisions of
Section 4.05.

Section 22.06. Entire Agreement. This Agreement constitutes the entire Agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written. Lessee and Operator hereby represent each to the other, that in entering into this Agreement neither has relied on any projection of earnings, statements as to possibility of future success or other similar matters or the costs or future financial success of any Hotel.

Section 22.07. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina.

Section 22.08. No Political Contributions. Any provision hereof to the contrary notwithstanding, no money or property of the Hotels shall be paid or used or offered, nor shall Lessee or Operator directly or indirectly pay or use or offer, consent or agree to pay or use or offer any money or property of the Hotels, for or in aid of any political party, committee or organization, or for or in aid of, any corporation, joint stock or other association organized or maintained for political purposes, or for, or in aid or, any candidate for political office or for nomination for such office, or in connection with any election including referendum for constitutional amendment, or for any political purpose whatever, or for lobbying in connection with legislation or regulation thereunder, or for the reimbursement for indemnification of any person for money or property so used.

Section 22.09. Lessee Reimbursement Upon Certain Terminations.

         (a) Termination Fee. Upon the termination of this Agreement for all or substantially all of the Hotels the Operator shall be entitled to receive a termination fee ("Termination Fee") equal to $200,000 plus termination benefits actually paid to key employees of Operator, that are agreed to in writing by the Lessee; provided that Operator shall not be entitled to the Termination Fee if
(i) Operator terminates this Agreement on less than six (6) months prior written notice to Lessee or (ii) if Operator is terminated based upon a material fraud; further, provided, Operator hereby agrees that, in the event Operator is entitled to the Termination Fee, Operator shall transfer to Lessee all FF&E and software used in connection with the operation and management of the Hotels that is not already owned by Lessee. The Termination Fee may be reduced by any sums owed to Lessee by Operator hereunder and shall be paid by Lessee to Operator upon execution of a mutually acceptable termination agreement.


         (b) Enhanced Termination Fee. In the event that this Agreement is terminated by Lessee prior to July 1, 2005 ("Enhanced Termination Date"), then Lessee agrees to pay to Operator an additional amount of money equivalent to $160,000.00 minus all amounts that have been distributed to the members or are available to be distributed to the members under the operating agreement of Operator.

         (c) Arbitration Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the AAA in accordance with its applicable rules; provided that either Lessee or Operator can within sixty (60) days of the commencement of the arbitration stay such arbitration by commencing and diligently prosecuting litigation when the amount being sought reasonably is expected to exceed in the aggregate $250,000. The arbitration shall allow discovery consistent with the discovery rules under the Federal Rules of Civil Procedure. The arbitration shall be conducted by a single arbitrator or a panel of three arbitrators with at least ten years experience in the hotel industry, appointed in accordance with the rules of the AAA or as otherwise agreed in writing by Operator and Lessee at the time of such dispute. The prevailing party shall be awarded reasonable costs and expenses, including without limitation, attorneys' fees. The award of the arbitrator(s) shall be final and binding upon the parties, and any judgment on the award rendered by the arbitrator(s) may be entered in any court have jurisdiction thereof. The arbitration shall otherwise be conducted in accordance with Section 10.05(b).

Section 22.10. Management of Other Hotels. During the Operating Term, unless otherwise approved by the REIT in writing, Operator and its Affiliates (other than Noble) will not manage hotels other than REIT Hotels, if, as a result of such management, Operator's revenues for any Fiscal Year would increase by 30% or more over Operator's budgeted revenues for the Fiscal Year (as reflected in Operator's operating budget at the beginning of the Fiscal Year).

Section 22.11. Rebate Transactions. Subject to the provisions of this Section 22.11, Operator may enter into multi-property purchasing, maintenance or service contracts with respect to one or more Hotels pursuant to which Operator or Affiliates of Operator receive rebates, cash incentives, administration fees, concessions, profit participations, stock or stock options, investment rights or similar payments or economic consideration from or in, as applicable, vendors or suppliers of goods or services (collectively, "Rebates", and such purchasing, maintenance or service contracts, "Operator Centralized Services"); provided, however, that (i) prior to entering into any such Operator Centralized Services, Operator shall promptly disclose to Lessee in writing the fact of and the estimated amount of such Rebates, (ii) the charges and other amounts incurred in connection with any such Operator Centralized Services (when taken as a whole for all Hotels to which such Operator Centralized Services are being provided) shall not exceed prevailing market rates with respect to such services and (iii) Lessee shall have approved such Operator Centralized Services in writing in advance (which approval may be withheld or granted in Lessee's sole discretion). In the event that Operator enters into any Operator Centralized Services in accordance with the provisions of this Section 22.11, then any Rebates accruing to Operator or to any Affiliate of Operator shall accrue to Operator or such Affiliate, and Lessee shall have no, and hereby waives any, claim thereto, except to the extent agreed to in writing among Lessee, Operator and such Affiliate, which such agreement may be, at Lessee's election, a condition precedent to the granting of its consent under clause (iii) above.

Section 22.12. Non-Recourse to Noble. Neither Noble nor any officer, director, employee, shareholder, member or partner of Noble or any Affiliate of Noble shall have any personal or other liability hereunder and no assets of Noble or any Affiliate of Noble (other than Operator) shall be subject to levy, attachment, or satisfaction for any claim arising under or in connection with this Agreement by Lessee or Owner.

Section 22.13. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third-party beneficiary rights upon any other party, provided, however, Noble is hereby made a third party beneficiary to the provisions herein that explicitly refer to Noble.

Section 22.14. Estoppel Certificate. Lessee and Operator shall, upon request of the other party, each deliver an estoppel certificate relating to this Agreement in form and substance reasonably satisfactory to the requesting party.

Section 22.15. Counterparts. This Agreement may be executed simultaneously in various counterparts, each of which shall deemed an original, and all of which together shall constitute one and the same instrument

Section 22.16. Purchase of Furniture, Fixtures and Equipment. In the event of the liquidation and/or dissolution of Operator, Lessee or its designee shall have the right, but not the obligation, to purchase from Operator, all or any part of Operator's office furniture, fixtures and equipment at a price equal to Operator's net book value for such assets.

Section 22.17. Requirement to Cooperate. In the event of a sale (a "Sale") by Owner of any or all of the Hotels, Operator hereby agrees to cooperate with Lessee and Owner in connection with the Sale, including, but not limited to, cooperating with any proposed purchaser in connection with said purchaser's inspections or other due diligence of any of the Hotels.

Section 22.18. Document Retention Policy. Lessee and Operator hereby agree to coordinate efforts to develop a records retention policy for the operation and management of the Hotels. Operator hereby agrees to implement the records retention policy once developed.

Section 22.19. Sarbanes-Oxley Act of 2002. In connection with the Sarbanes-Oxley Act of 2002, Operator hereby agrees to exercise commercially reasonable efforts to provide all information and certifications that may be required in connection with any regulatory or SEC filings that Owner, Lessee or any of their Affiliates may be required to deliver.

Section 22.20. Contracts and Affiliates. Operator may, on behalf of Lessee, contract with Affiliates of Operator for any services which are customarily provided to the Hotels or comparable properties by third party vendors, only on the condition that (i) Lessee has approved the contract in writing, (ii) the fees charged or the terms of any such contract with Operator's

Affiliate shall be no less favorable to Lessee or the Hotels than fees or terms which could be obtained from an unaffiliated third party, and (iii) such contract is cancelable by Lessee on a maximum of thirty (30) day prior notice without penalty.

Section 22.21. Special Provisions.

         (a) Operator agrees that for any Hotel subject to a Holiday Hospitality Franchising, Inc. or Six Continents Hotels, Inc. franchising agreement ("Holiday Inn Franchise Agreements") Operator for such Hotel shall accept, abide by and be subject to all the rules regulations, inspections and requirements of such Holiday Inn Franchise Agreements.

         (b) If the licensing agreement for the "Holiday Inn" brand shall terminate for any Hotel, the Operator shall cease operating the Hotel as a Holiday Inn brand hotel.

         (c) If there is a conflict with respect to the terms of this Agreement and a Holiday Inn Franchise Agreement, the terms of the Holiday Inn Franchise Agreement shall prevail.

         (d) Notwithstanding the consent of the owners of the Holiday Inn Franchise Agreements to this Agreement, the owners of the Hotels and guarantors, if any, shall remain liable under the Holiday Inn Franchise Agreements.

         (e) Lessee hereby agrees that Noble may include in its promotional materials statements claiming its ownership in Operator and the number of Hotels managed by Operator under this Agreement; provided, however, there shall be no advertisements or press releases relating to Noble's ownership in Operator and the number of Hotels managed by Operator.

         (f) Lessee shall show to and consult with Operator on any press release regarding Operator's operation of the Hotel including, without limitation, any termination of this Agreement, but Lessee and Winston Hotels, Inc. shall have the exclusive right to finally determine the content of any press release by them; provided, however, Noble shall have the limited right to consent to specific content of the press release that relates to statements specifically about Noble, said consent to not be unreasonably withheld, conditioned or delayed.

         (g) Notwithstanding the terms of this Agreement, (i) with respect to those Hotels that are subject to and for so long as they are subject to the lien of the $71,000,000 loan dated November 3, 1998 made by CMF Capital Company (together with its successors and assigns, "CMF Capital") and Winston SPE LLC ("Winston SPE") and governed by the Loan Agreement ("CMF Loan Agreement"), and
(ii) with respect to those Hotels that are subject to and for so long as they are subject to the lien of the $125,000,000 loan made by Wachovia Bank, National Association and certain other lenders (together with their successors and assigns, the "Credit Facility Lenders") to Winston Hotels, Inc. and WINN Limited Partnership (collectively, "Winston"), governed by a Second Amended and Restated Syndicated Credit Agreement (as such agreement may be amended from time to time, the "Credit Agreement") (each of CMF Capital and the Credit Facility Lenders being individually referred to as "Lender" in the case of the lender having a security interest in such hotel at issue; the CMF Loan Agreement and the Credit Agreement being individually referred to as the "Loan Agreement"; and Winston SPE and Winston being individually referred to as the "Borrower" in the case of the borrower having an ownership interest in such hotel at issue), Operator hereby consents to and covenants and agrees as follows:

                           (i) Operator shall not terminate this Agreement
without first obtaining Lender's written consent. Notwithstanding the foregoing, Operator shall have the right to terminate this Agreement for default by Lessee with respect to non-payment of the management fee due hereunder or any costs of operating the Hotels in accordance with this Agreement by giving Lender sixty
(60) days' prior written notice of such termination. In the event Lender (or Borrower) shall cure such non-payment default in the aforesaid sixty (60) day period, then any termination notice related to such cause shall be of no further force or effect.

                           (ii) This Agreement and any and all liens, rights and
interests (whether choate or inchoate and including, without limitation, all mechanic's and materialmen's liens under applicable law) owed, claimed or held, by Operator in and to the Hotels, are and shall be in all respects subordinate and inferior to the liens and security interests created or to be created for the benefit of Lender, and securing the repayment of the note and the obligations under the Loan Agreement including, without limitation, those created under any mortgage covering, among other things, the Hotels, and filed or to be filed of record in the public records maintained for the recording of mortgages in the jurisdiction where any Hotel is located, and all renewals, extensions, increases, supplements, amendments, modifications or replacements thereof.

                           (iii) Upon the occurrence and continuance of an event
of default under the Loan Agreement, Operator (i) shall, at the request of Lender, continue performance on behalf of Lender of all Operator's obligations under the terms of this Agreement with respect to the Hotels and (ii) hereby agrees to attorn to Lender following any such event of default and following the exercise of any remedies Lender may have against Lessee or Owner, provided Lender sends to Operator notice and performs or causes to be performed the obligations of Lessee to Operator under this Agreement accruing or arising from and after, and with respect to the period commencing upon, the effective date of such notice. Upon, or at any time after an event of default under the Loan Agreement and continuance thereof, Lender shall have the right to terminate this Agreement by giving Operator thirty (30) days' prior written notice of such termination, in which event Operator shall resign as manager of the Hotels effective upon the end of such thirty (30) day period and Lender shall neither be bound nor obligated to perform the covenants and obligations of Lessee under this Agreement. Without limiting Operator's rights against Lessee, Operator agrees not to look to Lender for payment of any accrued but unpaid management fees relating to the Hotels accruing prior to the effective date of the notice hereof or those which may occur prior to any notice of termination if such notice is prior to the notice hereof.

                           (iv) Without the consent of Lender, Operator shall
not amend or modify this Agreement in any material respect.

                           (v) Operator further agrees to (i) execute such
affidavits and certificates as Lender shall reasonably require to further evidence the agreements herein contained, (ii) on request from Lender, furnish Lender with copies of such information as Lessee is entitled to receive under this Agreement, and (iii) cooperate with Lender's representative in any inspection of all or any portion of the Hotels. Operator hereby acknowledges that some, or all, permits, licenses and authorizations necessary for the use, operation and maintenance of the Hotels (the "Permits") are held by the Operator. By executing this Agreement, the Operator (A) agrees that it is holding all such Permits by and for the benefit of the Lessee and (B) hereby agrees that as security for the repayment of the debt by the Borrower in accordance with the Loan Agreement, to the extent permitted by applicable law, the Operator hereby agrees that, upon an event of default under the Loan Agreement and after notice from Lender, it will assign the Permits to Lender if such Permits are assignable or otherwise continue to hold such Permits for the benefit of Lender until such time as Lender can obtain such Permits in its own name or the name of a nominee.

                           (vi) Operator acknowledges that, as further security
for the note and Loan Agreement, Borrower has executed and delivered to Lender an Assignment of Leases and Rents, dated as of the date hereof (the "Assignment"), assigning to Lender, among other things, all of Borrower's right, title and interest in and to all of the leases now or hereafter affecting the Hotels. Operator hereby agrees that upon receipt of written notice from Lender that an event of default has occurred and is continuing under the Loan Agreement, Operator shall thereafter deliver to the Lender, for application in accordance with the terms and conditions of the Assignment, all income and proceeds relating to the Hotels subject to the loan then being held by Operator, and all rents, security deposits (upon compliance with any requirements of applicable law with respect thereto) and other income and proceeds received from and after the date thereof from any and all tenants or other parties occupying or using any portion of the Hotels.

                           (vii) Lender has no obligation to Operator with
respect to the loan documents and Operator shall not be a third party beneficiary with respect to any of Lender's obligations to Borrower set forth in the Loan Agreement. The relationship of Lender to Borrower, is one of a creditor to a debtor, and Lender is not a joint venturer or partner of Borrower.

                           (viii) Operator further agrees that nothing herein
shall impose upon Lender any obligation for payment or performance in favor of Operator, unless Lender notifies Operator in writing after an event of default under the Loan Agreement, that (i) Lender has elected to assert Lessee's rights under this Agreement with respect to the Hotels subject to the Loan Agreement and assumes its obligations thereunder and (ii) Lender agrees to pay Operator the sums due Operator with respect to such Hotels under the terms of this Agreement from and after the effective date of Lender's notice to Operator.

                           (ix) Operator has executed this Agreement in order to
induce Lender to accept the Loan Agreement and the loan documents and with full knowledge that Lender shall rely upon the representations, warranties and agreements herein contained, and that but for this instrument and the representations, warranties and agreements therein contained, Lender would not take such actions.

                           (x) Operator agrees that until such time as the debt
shall be paid in full in accordance with its terms and those of the Loan Agreement, Operator shall comply with its obligations under the Cash Management Agreement (as defined in the Loan Agreement) and otherwise observe all of Borrower's obligations under the Loan Agreement with respect to the operation, management and leasing of the Hotels subject to the Loan Agreement, notwithstanding anything contained in this Agreement to the contrary. Operator confirms that it has received copies of the Loan Agreement, the Cash Management Agreement (as defined in the Loan Agreement) and other loan documents and is fully familiar with the terms thereof.

                           (xi) Operator understands that Lender intends to
assign this Agreement and the note, the Loan Agreement, the Assignment and the other loan documents. Operator agrees that this Agreement and Operator's obligations hereunder shall be binding upon Operator and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns including, without limitation, any parties to whom Lender's interest in the note, the Loan Agreement and the other loan documents are assigned. No sale, transfer or assignment of any interest in the Operator shall be permitted without Lender's consent.

                           (xii) Lender may cause the termination of the
Operator under the loan documents, including Section 14.4 of the Loan Agreement.

                           (xiii) Operator acknowledges and agrees that it is
collecting and processing the rents solely as the agent for the Lessee and Operator has no right to, or title in, the rents. Notwithstanding anything to the contrary in this Agreement, the Operator acknowledges and agrees that the rents are the sole property of the Lessee and Borrower, encumbered by the lien of the Loan Agreement, any mortgage and other loan documents in favor of Lender. In any bankruptcy, insolvency or similar proceeding the Operator, or any trustee acting on behalf of the Operator, waives any claim to the rents other than as such rents may be used to pay the fees and compensation of the Operator pursuant to the terms and conditions of this Agreement.

                           (xiv) Operator hereby agrees that Lender shall have
the right to enforce the provisions of this Agreement against Operator, including, without limitation, the provisions of this Section 22.21(g).

                           (xv) Operator hereby agrees that, if required by
GEMSA Loan Services, L.P., as Master Servicer for Wells Fargo Bank Minnesota, N. A., (formerly Norwest Bank Minnesota, N. A.) as Trustee and REMIC Administrator, under that certain Pooling and Servicing Agreement dated as of March 1, 1999, for DLJ Mortgage Pass-Through Certificates, Series 1999-CG1, it will execute the Manager's Consent and Subordination of Management Agreement listed on Schedule X of the CMF Loan Agreement.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                     LESSEE:

                                           BARCLAY HOSPITALITY SERVICES INC.

                                           By:    /s/ Robert W. Winston
                                                  -----------------------------

                                           Name:  Robert W. Winston
                                                  -----------------------------

                                           Title: Chief Executive Officer
                                                  -----------------------------

                                     OPERATOR:

                                           ALLIANCE HOSPITALITY MANAGEMENT, LLC

                                           By:    /s/ Dale M. Turner
                                                  -----------------------------

                                           Name:  Dale M. Turner
                                                  -----------------------------

                                           Title: President
                                                  -----------------------------

                                    EXHIBIT A


          Hotel                                       Owner
Comfort Inn Fayetteville                     WINN Limited Partnership
Comfort Inn Greenville                       WINN Limited Partnership
Comfort Inn Wilmington                       WINN Limited Partnership
Comfort Suites Orlando                       Winston SPE LLC
Courtyard by Marriott Ann Arbor              Winston SPE LLC
Courtyard by Marriott Houston                WINN Limited Partnership
Courtyard by Marriott Wilmington             Winston SPE LLC
Fairfield Inn Ann Arbor                      WINN Limited Partnership
Hampton Inn & Suites Gwinnett                Winston SPE LLC
Hampton Inn Boone                            WINN Limited Partnership
Hampton Inn Brunswick                        WINN Limited Partnership
Hampton Inn Cary                             Winston SPE LLC
Hampton Inn Charlotte                        Winston SPE LLC
Hampton Inn Durham                           WINN Limited Partnership
Hampton Inn Jacksonville                     WINN Limited Partnership
Hampton Inn Las Vegas                        WINN Limited Partnership
Hampton Inn Perimeter                        Winston SPE LLC
Hampton Inn Ponte Vedra                      Marsh Landing Hotel Associates LLC
Hampton Inn Southlake                        WINN Limited Partnership
Hampton Inn West Springfield                 Winston SPE LLC
Hampton Inn White Plains                     Winston SPE LLC
Hampton Inn Wilmington                       WINN Limited Partnership
Hilton Garden Inn Albany Airport             WINN Limited Partnership
Hilton Garden Inn at RDU                     WINN Limited Partnership
Hilton Garden Inn Atlanta Winward            WINN Limited Partnership
Hilton Garden Inn Evanston                   Evanston Hotel Associates LLC
Holiday Inn Tinton Falls                     WINN Limited Partnership
Holiday Inn Express Abingdon                 WINN Limited Partnership

          Hotel                                       Owner
Holiday Inn Express Clearwater               WINN Limited Partnership
Homewood Suites Alpharetta                   WINN Limited Partnership
Homewood Suites Cary                         Winston SPE LLC
Homewood Suites Durham                       WINN Limited Partnership
Homewood Suites Lake Mary                    WINN Limited Partnership
Homewood Suites Phoenix                      Winston SPE LLC
Comfort Inn Charleston                       Winston SPE LLC
Quality Suites Charleston                    Winston SPE LLC
Comfort Inn Chester                          WINN Limited Partnership
Comfort Inn Durham                           WINN Limited Partnership
Hampton Inn Hilton Head                      WINN Limited Partnership
Hampton Inn Raleigh                          Winston SPE LLC

                                    EXHIBIT B


                              Franchise Agreements


                                    (TO COME)

                                    EXHIBIT D

                                   REIT Hotels


No.           Hotel Name                 Rooms    Mgmt       State
1.  Comfort Inn Fayetteville             176                   NC
2.  Comfort Inn Greenville               190                   SC
3.  Comfort Inn Wilmington               146                   NC
4.  Comfort Suites Orlando               215                   FL
5.  Courtyard by Marriott Ann Arbor      160                   MI
6.  Courtyard by Marriott Houston        198                   TX
7.  Courtyard by Marriott Wilmington     128                   NC
8.  Fairfield Inn Ann Arbor              110                   MI
9.  Hampton Inn & Suites Gwinnett        136                   GA
10. Hampton Inn Boone                     95                   NC
11. Hampton Inn Brunswick                127                   GA
12. Hampton Inn Cary                     130                   NC
13. Hampton Inn Charlotte                125                   NC
14. Hampton Inn Durham                   137                   NC
15. Hampton Inn Jacksonville             120                   NC
16. Hampton Inn Las Vegas                128                   NV
17. Hampton Inn Perimeter                131                   GA
18. Hampton Inn Ponte Vedra              118                   FL
19. Hampton Inn Southlake                124                   GA
20. Hampton Inn West Springfield         126                   MA
21. Hampton Inn White Plains             156                   NY
22. Hampton Inn Wilmington               118                   NC
23. Hilton Garden Inn Albany Airport     155                   NY
24. Hilton Garden Inn at RDU             155                   NC
25. Hilton Garden Inn Atlanta Winward    164                   GA
26. Hilton Garden Inn Evanston           178                   IL
27. Holiday Inn Tinton Falls             171                   NJ
28. Holiday Inn Express Abingdon          81                   VA
29. Holiday Inn Express Clearwater       127                   FL
30. Homewood Suites Alpharetta           112                   GA
31. Homewood Suites Cary                 120                   NC
32. Homewood Suites Durham                96                   NC
33. Homewood Suites Lake Mary            112                   FL
34. Homewood Suites  Phoenix             126                   AZ
35. Comfort Inn Charleston               128                   SC
36. Quality Suites Charleston            168                   SC
37. Comfort Inn Chester                  123                   VA

No.           Hotel Name                 Rooms    Mgmt       State
38. Comfort Inn Durham                   138                   NC
39. Hampton Inn Hilton Head              125                   SC
40. Hampton Inn Raleigh                  141                   NC

                                    EXHIBIT E

                                    INSURANCE


                               INSURANCE COVERAGE

         Operator shall at all times keep the Hotel insured with the kinds and amounts of insurance described below; provided that Lessor or Lessee will assist if Operator cannot obtain such insurance and Lessor or Lessee may choose to place such insurance itself, if it has the ability to do so and notifies Operator. This insurance shall be written by companies authorized to issue insurance in the state in which the Hotel is located and holding a current Best's rating of at least A-VI. The policies of insurance (in 3 thru 6 and 8 below) must name the Owner of the Hotel ("Lessor") as an additional insured, as its interest may appear. Any loss adjustment shall require the written consent of Lessor and Lessee, and require Operator to act reasonably and in good faith. On or before the inception of this Management Agreement and annually thereafter, certificates of insurance shall be provided to Lessor at the address of its corporate office. The insurance coverages on the Hotel, including the improvements, fixtures and Lessee's personal property, shall include:

                  (1) Real and personal property insurance on the "Special Causes of Loss Form" (formerly known as "All Risk" form) including earthquake and flood in exposed areas and all Tier 1 counties including A and V flood zones; property insurance shall include protection for operation of building laws/increased cost of construction and debris removal endorsements, in an amount not less than 100% of the full replacement cost thereof (as defined below), with all coinsurance waived;

                  (2) Boiler and Machinery Insurance, including business interruption and extra expense on an actual loss-sustained basis, with all coinsurance waived, in the minimum amount of $5,000,000, or in such greater amounts as are then customary or as may be reasonably requested by Lessee or Lessor from time to time;

                  (3) Business Interruption and Extra Expense insurance, insuring Special Causes of Loss perils on an actual loss sustained/gross earnings basis, with all coinsurance waived, and with an extended period of indemnity of at least 180 days;

                  (4) Primary commercial general liability insurance, (ISO - 1986 or broader) with limits of not less than $1,000,000 each occurrence and $2,000,000 in the general aggregate, including Liquor Law Liability Insurance;

                           (a) Excess/Umbrella liability, with limits of not
less than $25,000,000;

                  (5) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the areas of the Hotel as may be reasonably requested by Lessee or Lessor;

                  (6) A blanket Fidelity bond with a limit of at least $500,000, and a deductible of no more, than $35,000, or as may be reasonably requested by Lessee or Lessor, with Lessor and Lessee named as loss payee;

                  (7) Statutory Workmen's compensation insurance and at least $500,000/$500,000/$500,000 Employer's Liability Insurance;

                  (8) Business Automobile liability insurance for "All Autos" with a limit of not less than $1,000,000 for each accident;

Responsibility for Premiums. Lessor shall keep in force, at its own expense, the insurance coverages required under (1), (2) and (3) above except to the extent that the premium or premiums relate to coverages for property owned by the Lessee. Operator shall keep in force, at Lessee's expense, all other insurance coverages described above.

Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Hotel without regard to depreciation. In the event either Lessor or Lessee believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time, it shall have the right to have such full replacement cost re-determined.

Waiver of Subrogation. All property insurance policies carried by Operator, Lessor or Lessee shall expressly waive any right of subrogation on the part of the insurer against the other parties.

Form Satisfactory, etc. All of the policies of insurance referred to in this Exhibit E shall be written in a form and with deductibles satisfactory to Lessee. Operator shall pay all of the premiums as agent of Lessee relating to insurance coverages required to be obtained by Operator and deliver certificates thereof to Lessor and Lessee prior to their effective date and annually thereafter. In the event of the failure of Operator either to effect such insurance as herein called for or to pay the premiums therefore, or to deliver such certificates thereof to Lessor and Lessee at the times required, Lessee or Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums. Each insurer mentioned in this Exhibit E shall agree, by endorsement to the policy or policies issued by it, that it will give to lessor at least 30 days written notice before the coverage under such policy or policies in question shall be materially reduced, allowed to expire or cancelled.

Increase in Limits. If either Lessor or Lessee at any time deems the limits and/or retentions of the coverages outlined in Exhibit E then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree in writing on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits and/or retentions thus agreed on until further change pursuant to the provision of this Exhibit E.

Blanket Policy. Notwithstanding anything to the contrary contained in this Exhibit E, Operator, Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Operator, Lessee or Lessor; provided, however, that the coverage afforded to Operator, Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate


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

policy of insurance, and provided further that the requirements of this Exhibit E are otherwise satisfied.

Separate Insurance. Operator shall not on Operator's own initiative or pursuant to the request or requirement of any third party, take out separate insurance or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and Lessee are included therein as insureds, and the loss is payable under such separate additional insurance in the same manner as losses are payable under the Lease. Operator shall immediately notify Lessee in writing that Operator has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

Reports on Insurance Claims. Operator shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents. Claims for damage relating to the ownership, operation, and maintenance of the Hotel, any damage or destruction to the Hotel and the estimated cost of repair thereof shall be prepared by the Operator. The Operator shall prepare any and all reports required by any insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Lessee and Lessor. Operator shall be authorized to execute proofs of such loss, in the aggregate amount of $5,000 or less, with respect to any single casualty or other event.

Notwithstanding anything herein to the contrary, so long as the CMF Loan Agreement is in effect then the insurance provisions under Article 5 of the CMF Loan Agreement shall apply to those Hotels that are security under the CMF Loan Agreement.

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